UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hi-Crush Partners LP

(Name of Registrant as Specified in its Charter)

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CORPORATE CONVERSION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Unitholders of Hi-Crush Partners LP:

The board of directors (the “GP Board”) of Hi-Crush GP LLC (the “General Partner”), which is the general partner of Hi-Crush Partners LP (the “Partnership”), has unanimously approved a Plan of Conversion (the “Plan of Conversion”) that provides for and sets forth matters related to the conversion of the Partnership from a Delaware limited partnership to a Delaware corporation named “Hi-Crush Inc.” (the “Corporation”). The Conversion is to be accomplished through the filing of a Certificate of Conversion (the “Certificate of Conversion”) and the Certificate of Incorporation of the Corporation (the “Charter”) with the Secretary of State of the State of Delaware. The transactions contemplated by the Plan of Conversion, including the filing of the Certificate of Conversion and the adoption of the Charter, are referred to collectively as the “Conversion.”

Pursuant to the Plan of Conversion, at the effective time of the Conversion, the outstanding common units representing limited partner interests in the Partnership (the “Units”) will each be exchanged for one share of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”). Holders of Units (the “Unitholders”) will receive, in exchange for their Units, 100% of the Common Stock to be outstanding immediately following the Conversion. Upon consummation of the Conversion, the Corporation’s Common Stock is expected to be listed on the New York Stock Exchange under the symbol “HCR.”

After the consummation of the Conversion, the business currently conducted by the Partnership will be conducted by the Corporation with the same operating management, but without involvement by the General Partner or the GP Board.

If the proposal for Conversion is approved by Unitholders at the special meeting, it is expected that the Conversion will be consummated by the end of the second quarter of 2019.

The GP Board believes that the Conversion is critical to the future success of the Partnership. With the reduction in the number of master limited partnerships generally and the increased focus of the Partnership’s business on logistics, the GP Board believes that the Partnership’s assets and growth development plan are no longer best suited for the yield-based master limited partnership sector, and the Conversion enables diversification and enhanced growth potential, while better aligning the corporate structure with the Partnership’s business model. The GP Board also believes that the transition to a C-Corp will streamline corporate governance benefitting stockholders with enhanced protections and rights. In addition, the GP Board believes that the Conversion will increase the Partnership’s access to, and lower the cost of, capital through an expanded field of investors, as many investors are unwilling or unable to invest in pass-through entities, in many cases, due to the burden and complexities of tax reporting. For further discussion of certain material factors considered with respect to the Conversion, see “The Plan of Conversion—Background of the Conversion” beginning on page 21 and “The Plan of Conversion—Recommendation of the GP Board and Reasons for the Conversion” beginning on page 23.

The Partnership is holding a special meeting of the Unitholders on April 11, 2019 (the “special meeting”). At the special meeting, Unitholders are being asked to approve the Plan of Conversion, which will constitute approval of the Conversion, and a new equity incentive plan to be used by the Corporation. Information about the special meeting, the Plan of Conversion and the new equity incentive plan is contained in the accompanying proxy statement. We encourage you to read the entire proxy statement, including the annexes, carefully. In particular, you should read the “Risk Factors” section beginning on page 9 for a description of various risks you should consider in evaluating the proposed Conversion.

The GP Board has unanimously determined that the Conversion is advisable, fair to and in the best interests of the Partnership and the Unitholders and has unanimously approved and adopted the Plan of Conversion. The GP Board unanimously recommends that the Unitholders vote FOR the approval of the Plan of Conversion, FOR the approval of the new equity incentive plan and FOR the adjournment of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion or the LTIP Proposal.

EVERY VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by following the instructions on your proxy card as soon as possible. If your Units are held in “street name,” please instruct your broker or bank how to vote your Units.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON APRIL 11, 2019.

In accordance with rules promulgated by the Securities and Exchange Commission and in connection with the solicitation of proxies by the GP Board for the special meeting, we have made the Partnership’s proxy materials available to you free of charge on the Internet in addition to delivering paper versions of these materials to you by mail (including the attached Notice of Special Meeting of Unitholders, proxy statement and a form of proxy). Beginning on or about February 22, 2019, these proxy materials are being mailed to the Unitholders and are available on the Internet at https://www.proxy-direct.com/hic-30491.

Thank you, and we look forward to seeing you at the special meeting.

Sincerely,
Robert E. Rasmus
Chairman of the Board of Directors of
Hi-Crush GP LLC

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE CONVERSION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Houston, Texas

February 20, 2019

Hi-Crush Partners LP

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

To the Unitholders of Hi-Crush Partners LP:

A special meeting (the “special meeting”) of the holders (the “Unitholders”) of common units (the “Units”) representing limited partner interests in Hi-Crush Partners LP (the “Partnership”) will be held on April 11, 2019 at 9:00 a.m., local time, at 1330 Post Oak Blvd., Houston, Texas 77056, for the following purposes:

•

to consider and vote upon a proposal to approve a Plan of Conversion (the “Plan of Conversion”), a copy of which is attached as Annex A to the accompanying proxy statement, that provides for and sets forth matters related to the conversion of Partnership from a Delaware limited partnership to a Delaware corporation named “Hi-Crush Inc.” (the “Corporation”), the filing of a Certificate of Conversion and the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the transactions contemplated by the Plan of Conversion, the “Conversion,” and such proposal, the “Plan of Conversion Proposal”);

•

to consider and vote upon a proposal to approve the Hi-Crush Inc. Long Term Incentive Plan, a copy of which is attached as Annex C to the accompanying proxy statement, to be in effect following the consummation of the Conversion (the “LTIP Proposal”); and

•

to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if presented, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion Proposal or the LTIP Proposal (the “Adjournment Proposal” and, collectively with the Plan of Conversion Proposal and the LTIP Proposal, the “Proposals”).

The LTIP Proposal will be implemented only if the Plan of Conversion Proposal is approved.

Approval of the Plan of Conversion Proposal, which constitute approval of the Conversion, requires the affirmative vote of the holders of a majority of the outstanding Units. Approval of the LTIP Proposal is being sought to satisfy the equityholder approval policy of the New York Stock Exchange. For these purposes, approval of the LTIP Proposal requires the approval of a majority of the votes cast by the Unitholders represented in person or by proxy at the special meeting. Approval of the Adjournment Proposal, if presented, requires the approval of a majority of the outstanding Units represented either in person or by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “against” the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal. Broker non-votes (if any) will have no effect on the outcome of the LTIP Proposal and the Adjournment Proposal, but will have the same effect as a vote “against” the Plan of Conversion Proposal. The votes on each Proposal are separate and apart from the votes on the other Proposals. Accordingly, you may vote to approve certain of the Proposals and vote not to approve other Proposals.

We cannot complete the Conversion without the approval of the Unitholders. Accordingly, your vote is very important regardless of the number of Units you own.

The GP Board has approved the Plan of Conversion and determined that the Conversion is fair and reasonable to, and in the best interests of, the Partnership and the Unitholders. The GP Board recommends that the Unitholders vote FOR the Plan of Conversion Proposal, FOR the LTIP Proposal and FOR the Adjournment Proposal.

For more information regarding the recommendation of the GP Board, including the obligations of the GP Board in making such determination under the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), see “The Plan of Conversion—Recommendation of the GP Board and Reasons for the Conversion.”

Only Unitholders of record at the close of business on February 19, 2019 are entitled to notice of and to vote at the special meeting. A list of Unitholders entitled to vote at the special meeting will be available for inspection at the Partnership’s offices in Houston, Texas for any purpose relevant to the special meeting during normal business hours for a period of 10 days before the special meeting, and at the special meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY IN ONE OF THE FOLLOWING WAYS:

•	If you hold your Units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when voting your Units.

•	If you hold your Units in your own name, you may submit your proxy by:

•	using the toll-free telephone number shown on the proxy card;

•	using the Internet website shown on the proxy card; or

•	marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope (it requires no postage if mailed in the United States).

The enclosed proxy statement provides a detailed description of the Plan of Conversion, the Conversion and the other matters being presented at the special meeting. You are urged to read the proxy statement and the annexes carefully and in their entirety. If you have any questions concerning the Plan of Conversion, the Conversion, any other matters being presented at the special meeting or the accompanying proxy statement, would like additional copies or need help voting your Units, please contact Georgeson LLC, the Partnership’s proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Unitholders, Banks and Brokers

Call Toll-Free:

(877) 797-1153

Email: hicrush@georgeson.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON APRIL 11, 2019

The Notice of Special Meeting of Unitholders and the Proxy Statement are available at

https://www.proxy-direct.com/hic-30491

By order of the Board of Directors of
Hi-Crush GP LLC

Robert E. Rasmus
Chairman of the Board of Directors of
Hi-Crush GP LLC

PROXY STATEMENT

FREQUENTLY USED TERMS

In this proxy statement, unless otherwise indicated or the context otherwise requires, references to “Hi-Crush,” “we,” “us,” or “our” refer to, prior to the consummation of the Conversion, Hi-Crush Partners LP, and as of and following the consummation of the Conversion, Hi-Crush Inc.

In addition, unless otherwise indicated, or unless the context otherwise requires, a reference in this proxy statement to:

“Adjournment Proposal” means a proposal to adjourn the special meeting to a later date or dates, if presented, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion Proposal or the LTIP Proposal.

“Bylaws” means the Bylaws of the Corporation, the form of which is attached to this proxy statement as Annex B, which will be adopted by the New Board in connection with the Conversion.

“Certificate of Conversion” means a Certificate of Conversion that will be filed with the Secretary of State of the State of Delaware in connection with the Conversion, as contemplated by the Plan of Conversion.

“Charter” means the Certificate of Incorporation of the Corporation, the form of which is attached to the Plan of Conversion, which will be filed with the Secretary of State of the State of Delaware in connection with the Conversion, as contemplated by the Plan of Conversion.

“Classified Board Expiration Date” means the 2024 annual meeting of Stockholders for the election of directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means common stock, par value $0.01 per share, of the Corporation.

“Conversion” means, collectively, the transactions contemplated by the Plan of Conversion pursuant to which the Partnership will be converted from a Delaware limited partnership to a Delaware corporation, including the filing of the Certificate of Conversion and the adoption of the Charter.

“Corporation” means Hi-Crush Inc., a Delaware corporation.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Georgeson” means Georgeson LLC, the Partnership’s proxy solicitor.

“GP Board” means the board of directors of the General Partner.

“HCLP LTIP” means the Hi-Crush Partners LP First Amended and Restated Long-Term Incentive Plan.

“IDRs” means incentive distribution rights.

“LTIP” means the Hi-Crush Inc. Long Term Incentive Plan, a copy of which is attached as Annex C to this proxy statement.

“LTIP Proposal” means the proposal to approve and adopt the LTIP that will be presented to the Unitholders at the special meeting.

“New Board” means the board of directors of the Corporation initially comprised of the current members of the GP Board and to be empaneled in connection with the consummation of the Conversion.

“NYSE” means the New York Stock Exchange.

“Partnership” means Hi-Crush Partners LP, a Delaware limited partnership.

“Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 21, 2018.

“Plan of Conversion” means the Plan of Conversion that provides for and sets forth matters related to the Conversion, a copy of which is attached as Annex A to this proxy statement.

“Plan of Conversion Proposal” means the proposal to approve the Plan of Conversion that will be presented to the Unitholders at the special meeting, which, if approved, will constitute approval of the Conversion.

“Proppants” means the Partnership’s former sponsor, Hi-Crush Proppants LLC, a Delaware limited liability company.

“Proposals” means, collectively, the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal.

“record date” means February 19, 2019, the date upon which the Unitholders of record that will be entitled to notice of, and to vote at, the special meeting will be determined.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“special meeting” means the special meeting of Unitholders that is the subject of this proxy statement.

“Stockholders” means the holders of the Common Stock to be issued in connection with the Conversion.

“Unitholders” means the holders of Units.

“Units” means the common units representing limited partner interests in the Partnership.

QUESTIONS AND ANSWERS ABOUT THE PLAN OF CONVERSION

AND THE SPECIAL MEETING

The following are brief answers to some questions that you may have regarding the Plan of Conversion, the Conversion, and other matters being considered at the special meeting. You should read and consider carefully the remainder of this proxy statement, including the Risk Factors beginning on page 9 and the attached annexes, because the information in this section does not provide all of the information that might be important to you.

Q:	Why am I receiving this proxy statement?

A:

This proxy statement is being used by the Partnership to solicit proxies to be used at the special meeting at which the Unitholders are being asked to consider and vote upon, among other things, a proposal to approve the Plan of Conversion that provides for and sets forth matters related to the conversion of the Partnership from a Delaware limited partnership to a Delaware corporation. You are receiving this proxy statement because the Conversion cannot be completed without approval by the Unitholders.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held on April 11, 2019 at 9:00 a.m., local time, at 1330 Post Oak Blvd., Houston, Texas 77056.

Q:	What am I being asked to vote on?

A:

The Unitholders are being asked to consider and vote on and approve the Plan of Conversion that provides for and sets forth matters related to the conversion of the Partnership from a Delaware limited partnership to a Delaware corporation, to be accomplished through the filing of the Certificate of Conversion and the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Plan of Conversion Proposal”). Approval of the Plan of Conversion Proposal will constitute approval of the Conversion.

To satisfy the equityholder approval policy of the NYSE, where the Common Stock is expected to be listed following the Conversion, the Unitholders are also being asked to consider and vote on and approve the LTIP Proposal, a new long-term incentive plan of the Corporation to be in effect following the consummation of the Conversion to make incentive compensation awards to directors, officers and employees of the Corporation.

Unitholders are also being asked to consider and vote and approve the Adjournment Proposal, to adjourn the special meeting to a later date to solicit additional proxies in the event there are insufficient votes to approve the Plan of Conversion Proposal or the LTIP Proposal.

Q:	What is the Conversion?

A.

The Conversion is the transaction that will occur if the necessary approval of the Unitholders are obtained for the Plan of Conversion proposal. The Partnership will file the Certificate of Conversion and the Charter with the Secretary of State of the State of Delaware resulting in the conversion of the Partnership from a Delaware limited partnership to a Delaware corporation.

Q:	Why is the Partnership proposing the Conversion?

A:	The Partnership believes that the Conversion will benefit the Unitholders. See “The Plan of Conversion—Recommendation of the GP Board and Reasons for the Conversion.”

Q: What will Unitholders receive in the Conversion?

A:

If the Plan of Conversion Proposal is approved and the Conversion is implemented, each outstanding Unit will be exchanged for one share of Common Stock and, immediately following the Conversion, the former Unitholders will own 100% of the outstanding stock of the Corporation.

Q:	Where will my shares of Common Stock trade after the Conversion?

A:	The Common Stock is expected to be listed on the NYSE under the symbol “HCR.” The Units will no longer be publicly traded after the consummation of the Conversion.

Q:	Who is entitled to vote at the special meeting?

A:	The record date for the special meeting is February 19, 2019. Only Unitholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting.

Q:	What constitutes a quorum at the special meeting?

A:

If more than 50% of the outstanding Units on the record date are present in person or by proxy at the special meeting, such Units will constitute a quorum and will permit the Partnership to conduct the proposed business at the special meeting. Your Units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as Units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding Units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain Units to vote on the proposals, such Units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:	What is the vote required to approve each proposal?

A:	Approval of the Plan of Conversion Proposal requires the affirmative vote of the holders of a majority of the outstanding Units and, if approved, will constitute approval of the Conversion.

Approval of the LTIP Proposal is being sought to satisfy the equityholder approval policy of the NYSE. For these purposes, approval of the LTIP Proposal requires the approval of a majority of the votes cast by the Unitholders represented in person or by proxy at the special meeting.

Approval of the Adjournment Proposal, if presented, requires the approval of a majority of the outstanding Units represented either in person or by proxy at the special meeting and entitled to vote thereon.

Abstentions will have the same effect as a vote “against” the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal. Broker non-votes (if any) will have no effect on the outcome of the LTIP Proposal and the Adjournment Proposal, but will have the same effect as a vote “against” the Plan of Conversion Proposal.

The votes on each Proposal are separate and apart from the votes on the other Proposals. Accordingly, you may vote to approve certain of the Proposals and vote not to approve other Proposals.

All of the directors and executive officers of the General Partner beneficially owned, in the aggregate, approximately 5% of the outstanding Units as of the record date. The Partnership believes that the directors and executive officers of the General Partner will vote in favor of each of the Proposals.

Q:	How do I vote my Units if I hold them in my own name?

A:

After you have read this proxy statement carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or the Internet as soon as possible in accordance with the instructions provided under “The Special Meeting—Voting Procedure.”

Q:	If my Units are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote them for me?

A:

As a general rule, absent specific instructions from you, your bank, broker or other nominee is not allowed to vote your Units on any proposal on which your bank, broker or other nominee does not have discretionary authority. The only proposals for consideration at the special meeting are the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal, which are non-discretionary matters for which banks, brokers or other nominees do not have discretionary authority to vote. To instruct your bank, broker or other nominee how to vote, you should follow the directions that your bank, broker or other nominee provides to you.

Please note that you may not vote your Units held in “street name” by returning a proxy card directly to the Partnership or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee on how to vote your Units, your bank, broker or other nominee cannot vote your Units. You should therefore provide your bank, broker or other nominee with instructions as to how to vote your Units.

Q:	When do you expect the Conversion to be consummated?

A:

The approval of the Plan of Conversion by the Unitholders must occur before the Partnership can complete the Conversion. Assuming the Plan of Conversion is approved by the Unitholders, we expect to consummate the Conversion as soon as practicable following the special meeting, which is currently expected to be held in the second quarter of 2019.

Q:	What if the proposed Conversion is not consummated?

A:

If the Conversion is not consummated, the Partnership will remain a publicly traded limited partnership. In addition, the failure to consummate the Conversion may adversely impact the Partnership’s business going forward. See “Risk Factors.” Whether or not the Conversion is consummated, the costs and expenses incurred in connection with the Conversion and the solicitation of proxies for use at the special meeting will be paid in full by the Partnership.

Q:	How does the GP Board recommend that the Unitholders vote?

A:	The GP Board recommends that Unitholders vote FOR the Plan of Conversion Proposal, FOR the LTIP Proposal and FOR the Adjournment Proposal.

The GP Board has determined that the Conversion is fair and reasonable to, and in the best interests of, the Partnership and the Unitholders, approved the Plan of Conversion, resolved to submit the Plan of Conversion to a vote of the Unitholders and recommends approval of the Plan of Conversion by the Unitholders. For more information regarding the recommendation of the GP Board, including the obligations of the GP Board in making such determination under the Partnership Agreement, see “The Plan of Conversion—Recommendation of the GP Board and Reasons for the Conversion.”

Q:    What are the expected U.S. federal income tax consequences to a Unitholder as a result of the Conversion?

A:

The receipt of Common Stock in exchange for Units pursuant to the Conversion is intended to constitute a liquidating partnership distribution under Section 731 of the Code for U.S. holders (as defined in the section titled “Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. In general, U.S. holders are not expected to recognize gain as a result of the liquidating partnership distribution except to the extent that the Partnership’s liabilities allocated to a Unitholder for U.S. federal income tax purposes exceed such Unitholder’s tax basis in its Units. Based on analysis performed, the GP Board does not believe that the Partnership liabilities allocated to any Unitholder should be in excess of such Unitholder’s tax basis in its Units. See “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected material U.S. federal income tax consequences of the Conversion.

Q:    What are the expected U.S. federal income tax consequences for a Unitholder of the ownership of Common Stock after the Conversion is completed?

A:

The Corporation will be classified as a corporation for U.S. federal income tax purposes and will be subject to U.S. federal income tax on its taxable income. As such, other than as described below with respect to tax reporting for the 2018 tax year and the 2019 short tax year, Schedule K-1 tax reporting will no longer be required. Following the completion of the Conversion, future distributions of cash by the Corporation to a Stockholder who is a U.S. holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences”) generally will be included in such U.S. holder’s income as ordinary dividend income to the extent of the Corporation’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles and will be reported to such holder on a Form 1099-DIV. A portion of cash distributed to a U.S. holder by the Corporation after the Conversion may exceed the Corporation’s current or accumulated earnings and profits. Distributions of cash in excess of the Corporation’s current or accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. holder’s adjusted tax basis in its Common Stock and, to the extent the distribution exceeds such U.S. holder’s adjusted tax basis, as capital gain from the sale or exchange of such Common Stock. See “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected material U.S. federal income tax consequences of owning and disposing of Common Stock received in connection with the Conversion.

Q:    Will Unitholders continue to receive Schedule K-1s after the Conversion is completed?

A:

The Partnership will provide Schedule K-1s to the Unitholders to report their tax information with respect to their ownership of the Units for periods prior to the Conversion, including the Partnership’s 2018 tax year and the Partnership’s 2019 short tax year ending on the date of the Conversion. The Partnership expects to deliver the Schedule K-1s for the 2018 tax year in March 2019 and the Schedule K-1s for the 2019 short tax year in March 2020. As described above, distributions of cash following the Conversion by the Corporation to Stockholders who are U.S. holders will be reported to such holders on a Form 1099-DIV.

Q:	Are Unitholders entitled to appraisal rights or dissenters’ rights?

A:	No. The Unitholders are not entitled to appraisal rights or dissenters’ rights in connection with the Conversion under applicable law.

Q:	What if I do not vote or abstain?

A:	If you do not vote in person or by proxy or a broker non-vote is made, it will be deemed to not be a vote cast with respect to any of the Proposals and will have no effect on the LTIP Proposal and the

Adjournment Proposal, but it will have the same effect as a vote “against” the Plan of Conversion Proposal. If you vote “abstain” on your proxy card, it will be deemed to not be a vote cast with respect to the Proposals and will have the same effect as a vote “against” the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal.

If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote FOR the Plan of Conversion Proposal, FOR the LTIP Proposal and FOR the Adjournment Proposal.

Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:

If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote FOR the Conversion Proposal, FOR the LTIP Proposal and FOR the Adjournment Proposal.

Q:	If I am planning to attend the special meeting in person, should I still vote by proxy?

A:

Yes. Whether or not you plan to attend the special meeting, you should vote by proxy. Your Units will not be voted if you do not vote by proxy or do not vote in person at the special meeting, as applicable.

Q:	Who may attend the special meeting?

A:

The Unitholders (or their authorized representatives) and the Partnership’s invited guests may attend the special meeting. All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you own your Units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of the General Partner before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of the General Partner at or before the special meeting.

Your presence without voting at the special meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

Q:	What should I do if I receive more than one set of voting materials for the special meeting?

A:

You may receive more than one set of voting materials for the special meeting, and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold Units. Additionally, if you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it.

Q:	Whom do I call if I have further questions about voting, the special meeting, the Plan of Conversion, the Conversion or any other matters being considered at the special meeting?

A:

Any Unitholders who have questions about voting their Units, the Plan of Conversion, the Conversion or any other matters being considered at the special meeting or who desire additional copies of this proxy statement or additional proxy cards should contact:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Unitholders, Banks and Brokers

Call Toll-Free: (877) 797-1153

Email: hicrush@georgeson.com

or

Hi-Crush Partners LP

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

Attention: General Counsel, Chief Compliance Officer and Secretary

Telephone: (713) 980-6200

Email: legal@hicrush.com

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, you should carefully consider the following risks before deciding whether to vote for the approval of the applicable Proposals described in this proxy statement. In addition, you should read and carefully consider the risks associated with the Partnership and its business. These risks can be found in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, which is filed with the SEC and incorporated by reference into this proxy statement. For further information regarding the documents incorporated into this proxy statement by reference, please see the section titled “Where You Can Find More Information” beginning on page 67 of this proxy statement. Realization of any of the risks described below or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on the business, financial condition, cash flows and results of operations of the Partnership or, following the Conversion, the Corporation, and could result in a decline in the trading prices of the Units or the Common Stock.

Risks Related to the Conversion

Failure to complete, or significant delays in completing, the Conversion could negatively affect the trading prices of Units and the future business and financial results of the Partnership.

Completion of the Conversion is not assured and is subject to risks, including the risk that approval of the Plan of Conversion Proposal by the Unitholders is not obtained. If the Conversion is not completed, or if there are significant delays in completing the Conversion, the trading prices of Units and the future business and financial results of the Partnership could be negatively affected, and the Partnership will be subject to several risks, including the following:

•	negative reactions from the financial markets, including declines in the prices of Units due to the fact that current prices may reflect a market assumption that the Conversion will be completed; and

•

the attention of management of the Partnership will have been diverted to the Conversion rather than its own operations and pursuit of other opportunities that could have been beneficial to the Partnership.

Stockholders may not receive any dividends or may not receive the anticipated level of dividends under the anticipated dividend policy.

The terms of any dividend policy that the New Board may adopt are not currently determined, and any dividend policy adopted may be amended, revoked or suspended at any time. Even while any dividend policy is in place, the actual amount of dividends on the Common Stock will depend on many factors, including the Corporation’s financial condition and results of operations, liquidity requirements, market opportunities, capital requirements, legal, regulatory and contractual constraints, tax laws and other factors.

Over time, the Corporation’s capital and other cash needs may change significantly from its current needs, which could affect whether the Corporation pays dividends and the amount of any dividends it may pay in the future. The level of indebtedness of the Corporation may also restrict it from paying cash dividends on its stock under certain circumstances. A decline in the market price or liquidity, or both, of the Common Stock could result if the New Board commits capital or establishes large reserves that reduce the amounts that could be paid as quarterly dividends paid or if the Corporation reduces or eliminates the payment of any dividends. This may in turn result in losses by the Stockholders, which could be substantial.

Risk Factors Relating to the Ownership of Hi-Crush Inc. Common Stock

The price of Common Stock may be volatile, and Stockholders could lose a significant portion of their investments.

The market price of the Common Stock could be volatile, and Stockholders may not be able to resell their Common Stock at or above the price at which they acquired the corresponding Units due to fluctuations in the market price of the Common Stock, including changes in price caused by factors unrelated to the Corporation’s operating performance or prospects.

Specific factors that may have a significant effect on the market price for the Common Stock include:

•	the Corporation’s operating and financial performance and prospects and the trading price of the Common Stock;

•	the Corporation’s dividend policy and the level of any dividends declared by the Corporation;

•	quarterly variations in the rate of growth of the Corporation’s financial indicators, such as free cash flow per share of Common Stock, net income and revenues;

•	levels and maturity dates of the Corporation’s indebtedness;

•	changes in estimates of the Corporation’s revenue or earnings or publication of research reports relating to the Corporation by analysts;

•	speculation by the press or investment community relating to the Corporation;

•	purchases or sales of Common Stock by Stockholders;

•	announcements by the Corporation or its competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, securities offerings or capital commitments;

•	general market conditions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse changes in tax laws or regulations; and

•	domestic and international economic, legal and regulatory factors related to the Corporation’s performance.

There may be future dilution of the Common Stock, which could adversely affect the market price of shares of the Common Stock.

The Corporation is not restricted from issuing additional shares of Common Stock. In the future, the Corporation may issue shares of Common Stock to raise cash for future activities, acquisitions or other purposes. The Corporation may also acquire interests in other companies by using a combination of cash and shares of Common Stock or just shares of Common Stock. The Corporation may also issue securities convertible into, or exchangeable for, or that represent the right to receive, shares of Common Stock. Any of these events may dilute the ownership interests of Stockholders in the Corporation, reduce the Corporation’s earnings per share or have an adverse effect on the price of shares of the Common Stock.

Sales of a substantial amount of shares of Common Stock in the public market could adversely affect the market price of shares of the Common Stock.

Sales of a substantial amount of shares of Common Stock in the public market, or the perception that these sales may occur, could reduce the market price of shares of the Common Stock. The Common Stock will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of the Corporation’s “affiliates” as such term is defined in Rule 144 under the Securities Act. The size of future issuances of Common Stock or securities convertible into Common Stock is unpredictable, as is the effect, if any, that future issuances and sales of shares of Common Stock will have on the market price of the Common Stock.

Upon receiving Common Stock as a result of the Conversion, the Stockholders will have different rights than the rights they currently have as Unitholders.

Following completion of the Conversion, the Unitholders will no longer hold Units, but will instead be Stockholders and hold Common Stock. The Corporation will be a corporation, and the Partnership is a limited partnership. There are important differences between the rights of Unitholders and the rights of Stockholders. See “Comparison of the Rights of Stockholders and Unitholders” for a discussion of the different rights associated with the Units and the Common Stock.

The Charter and the Bylaws, as well as Delaware law, will contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of the Common Stock.

Certain provisions of the Charter and Bylaws could make it more difficult for a third party to acquire control of the Corporation, even if the change of control would be beneficial to Stockholders. Among other things, the Charter and Bylaws will:

•

provide advance notice procedures with regard to Stockholder nominations of candidates for election as directors or other Stockholder proposals to be brought before meetings of Stockholders, which may preclude Stockholders from bringing certain matters before the Stockholders at an annual or special meeting;

•

provide the New Board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the New Board to issue, without Stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Corporation and which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Corporation;

•	provide that the authorized number of directors may be changed only by resolution of the New Board;

•

provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation, all vacancies, including newly created directorships, be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by Stockholders;

•

provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected by any consent in writing in lieu of a meeting of such Stockholders;

•

provide for the New Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms until the 2023 annual meeting of Stockholders. Commencing with the election of directors at the 2023 annual meeting of Stockholders, the directors will be divided into two classes, with each class subsequently serving staggered two-year terms, and commencing with the Classified Board Expiration Date, the directors will consist of a single class, with all directors subsequently serving one-year terms;

•

provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to the Charter (including any preferred stock designation thereunder), prior to the Classified Board Expiration Date directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors. Upon the Classified Board Expiration Date and thereafter, any director, or the entire New Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon;

•	provide that special meetings of Stockholders may only be called by the New Board;

•	provide that the provisions of the Charter can only be amended or repealed by the affirmative vote of a least a majority of the outstanding stock entitled to vote thereon; and

•

provide the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class, shall be required for the Stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws.

Tax Risks Related to the Conversion and the Ownership of Common Stock Received in Connection with the Conversion

The U.S. federal income tax treatment to Unitholders with respect to owning and disposing of any shares of Common Stock received in connection with the Conversion will be different than the U.S. federal income tax treatment to them with respect to owning and disposing of their Units.

The Partnership is classified as a partnership for U.S. federal income tax purposes and is not generally subject to entity-level U.S. federal income tax. Instead, each Unitholder is required to take into account such Unitholder’s share of items of income, gain, loss, and deduction of the Partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made to such Unitholder by the Partnership. A distribution of cash by the Partnership to a Unitholder who is a U.S. holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences”) is generally not taxable for U.S. federal income tax purposes unless the amount of cash distributed is in excess of the Unitholder’s adjusted tax basis in its Units. Gain or loss recognized by a Unitholder who is a U.S. holder in connection with the disposition of its Units will generally be capital gain or loss. However, a portion of such gain or loss, which portion could be substantial, is separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” owned by the Partnership and its subsidiaries. Consequently, a Unitholder may recognize both ordinary income and capital loss in connection with a disposition of its Units.

In contrast, the Corporation will be classified as a corporation for U.S. federal income tax purposes, and thus the Corporation (and not its Stockholders) will be subject to U.S. federal income tax on its taxable income. Distributions with respect to Common Stock by the Corporation to a Stockholder who is a U.S. holder will generally be included in such U.S. holder’s income as dividend income to the extent paid from the Corporation’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Corporation’s current and accumulated earnings and profits, such distribution will first be treated as a non-taxable return of capital to the extent of (and reducing, but not below zero) the U.S. holder’s adjusted tax basis in its Common Stock and thereafter will be treated as capital gain from the sale or exchange of such Common Stock. A Stockholder who is a U.S. holder generally will recognize capital gain or loss on a disposition of its Common Stock.

Please read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected U.S. federal income tax consequences of owning and disposing of the Common Stock.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this proxy statement, including information incorporated by reference, may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “should,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “hope,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” “likely,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 19, 2019. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such risk factors and as such should not consider the following to be a complete list of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include those described under the “Risk Factors” section of this proxy statement and those set forth in any documents incorporated by reference into this proxy statement, and the following factors, among others:

•	the potential corporate conversion transaction we are considering may not occur, and even if such transaction were to be completed we may fail to realize the anticipated benefits;

•	the volume of frac sand we are able to buy and sell;

•	the price at which we are able to buy and sell frac sand;

•	demand and pricing for our integrated logistics solutions;

•	the pace of adoption of our integrated logistics solutions;

•

the amount of frac sand we are able to timely deliver at the wellsite, which could be adversely affected by, among other things, logistics constraints, weather, or other delays at the wellsite or transloading facility;

•	changes in prevailing economic conditions, including the extent of changes in crude oil, natural gas and other commodity prices;

•

the amount of frac sand we are able to excavate and process, which could be adversely affected by, among other things, operating difficulties, cave-ins, pit wall failures, rock falls and unusual or unfavorable geologic conditions;

•	changes in the price and availability of natural gas or electricity;

•	inability to obtain necessary equipment or replacement parts;

•	changes in the railroad infrastructure, price, capacity and availability, including the potential for rail line disruptions;

•	changes in the road infrastructure, including the potential for trucking and other transportation disruptions;

•	changes in the price and availability of transportation;

•	extensive regulation of trucking services;

•	volatility of fuel prices;

•	availability of or failure of our contractors, partners and service providers to provide services at the agreed-upon levels or times;

•	failure to maintain safe work sites at our facilities or by third parties at their work sites;

•	inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change;

•	environmental hazards such as leaks and spills as well as unauthorized discharges of fluids or other pollutants into the surface and subsurface environment;

•	industrial and transportation related accidents;

•	fires, explosions or other accidents;

•	difficulty collecting receivables;

•	inability of our customers to take delivery;

•	difficulties in obtaining and renewing environmental permits, including environmental permits or other licenses and approvals such as mining or water rights;

•	facility shutdowns or restrictions in operations in response to environmental regulatory actions including but not limited to actions related to endangered species;

•	systemic design or engineering flaws in the equipment we use to provide logistics services;

•	changes in laws and regulations (or the interpretation thereof) related to the mining and hydraulic fracturing industries, silica dust exposure or the environment;

•	the outcome of litigation, claims or assessments, including unasserted claims;

•	challenges to or infringement upon our intellectual property rights;

•	labor disputes and disputes with our third-party contractors;

•	inability to attract and retain key personnel;

•	cyber security breaches of our systems and information technology;

•	our ability to borrow funds and access capital markets;

•	changes in the foreign currency exchange rates in the countries that we conduct business; and

•	changes in the political environment of the geographical areas in which we and our customers operate.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. You should assess any forward-looking statements made within this proxy statement within the context of such risks and uncertainties.

THE SPECIAL MEETING

Time, Place and Date

The special meeting will be held on April 11, 2019 at 9:00 a.m., local time, at 1330 Post Oak Blvd., Houston, Texas 77056.

Proposal 1: The Plan of Conversion Proposal

As discussed elsewhere in this proxy statement, the Unitholders are being asked at the special meeting to approve the Plan of Conversion, a copy of which is attached as Annex A to this proxy statement, that provides for and sets forth matters related to the conversion of the Partnership from a Delaware limited partnership to a Delaware corporation. Unitholders should carefully read this proxy statement, including the annexes, in its entirety for more detailed information concerning the Conversion. Approval of the Plan of Conversion Proposal will constitute approval of the Conversion.

The GP Board unanimously recommends that Unitholders vote FOR approval of the Plan of Conversion Proposal.

Proposal 2: The LTIP Proposal

At the annual meeting, the Unitholders are being asked to approve the LTIP, a copy of which is attached as Annex C to this proxy statement, to be in effect following the consummation of the Conversion. For a more detailed summary of the terms of the LTIP, see “Description of the Hi-Crush Inc. Long Term Incentive Plan.”

The GP Board recommends that Unitholders vote FOR approval of the LTIP Proposal.

Proposal 3: The Adjournment Proposal

Unitholders are being asked to consider and vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies in the event there are insufficient votes in favor of the Plan of Conversion Proposal or the LTIP Proposal.

The GP Board recommends that the Unitholders vote FOR approval of the Adjournment Proposal.

The Unitholders may also be asked to consider other matters as may properly come before the special meeting. At this time, the Partnership and the General Partner know of no other matters that will be presented for the consideration of the Unitholders at the special meeting.

Quorum

The holders of more than 50% of the outstanding Units on the record date, present in person or by proxy at the special meeting, will constitute a quorum and will permit the Partnership to conduct the proposed business at the special meeting.

Proxies received but marked as abstentions will be counted as Units that are present and entitled to vote for purposes of determining the presence of a quorum at the special meeting. If an executed proxy is returned by a broker or other nominee holding Units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain Units to vote on the Proposals, such Units will be considered present at the special meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Record Date

The Unitholder record date for the special meeting is the close of business on February 19, 2019. Unitholders may vote at the Special Meeting if they owned Units at the close of business on the record date. Unitholders may cast one vote for each Unit owned on the record date.

Votes Required

Approval of the Plan of Conversion Proposal requires the affirmative vote of the holders of a majority of the outstanding Units. Approval of the LTIP Proposal is being sought to satisfy the equityholder approval policy of the NYSE. For these purposes, approval of the LTIP Proposal requires the approval of a majority of the votes cast by the Unitholders represented in person or by proxy at the special meeting. Approval of the Adjournment Proposal, if presented, requires the approval of a majority of the outstanding Units represented either in person or by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “against” the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal. Broker non-votes (if any) will have no effect on the outcome of the LTIP Proposal and the Adjournment Proposal, but will have the same effect as a vote “against” the Plan of Conversion Proposal. The votes on each Proposal are separate and apart from the votes on the other Proposals. Accordingly, you may vote to approve certain of the Proposals and vote not to approve other Proposals.

All of the directors and executive officers of the General Partner beneficially owned, in the aggregate, approximately 5% of the outstanding Units as of the record date. The Partnership believes that the directors and executive officers of the General Partner will vote in favor of the Plan of Conversion Proposal, in favor of the LTIP Proposal and in favor of the Adjournment Proposal.

Units Outstanding

As of February 19, 2019, the record date for the special meeting, there were 101,062,399 Units outstanding held by 13 holders of record. Each outstanding Unit entitles its holder of record to one vote on each matter considered at the special meeting. The Units are the only class of securities entitled to vote at the special meeting, and the Unitholders are entitled to vote on the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal.

A complete list of registered Unitholders entitled to vote at the special meeting will be available for inspection during ordinary business hours at the principal place of business of Hi-Crush Partners LP, 1330 Post Oak Blvd., Suite 600, Houston, Texas 77056 for a period of at least 10 days before the special meeting and at the place of the special meeting for the duration of the meeting.

Adjournments

At the special meeting, in addition to asking the Unitholders to approve the Plan of Conversion Proposal and the LTIP Proposal, the Unitholders are also being asked to vote upon the Adjournment Proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, for the GP Board to solicit additional votes or proxies in favor of the Plan of Conversion Proposal if there are insufficient votes at the time of the special meeting to approve the Plan of Conversion Proposal or the LTIP Proposal. If it is deemed necessary or appropriate to adjourn the special meeting, no notice of the adjourned meeting is required to be given to Unitholders, other than an announcement at the special meeting of the time and place to which the meeting is adjourned, unless a new record date is fixed for the adjourned meeting, in which case notice of the place, date and time of the adjourned meeting shall be given to persons who are Unitholders as of the new record date.

The Partnership is asking its Unitholders to authorize the holder of any proxy solicited by the GP Board on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Unitholders who have previously voted.

Pursuant to the Partnership Agreement, in the absence of a quorum, the special meeting may be adjourned by the affirmative vote of the Unitholders holding a majority of the Units entitled to vote at the special meeting (including any Units deemed owned by the General Partner) represented either in person or by proxy.

Upon an adjournment to a date within 45 days of the special meeting, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the special meeting. At the adjourned special meeting, the Partnership may transact any business that might have been transacted at the original special meeting. If the adjournment is for more than 45 days or if a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting shall be given to all Unitholders as of the new record date.

Voting Procedure

Voting by Unitholders. If you are a Unitholder who holds Units in your own name, you may submit your proxy using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the Internet website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	attend the special meeting and vote in person.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your Units will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your Units will be voted FOR the Plan of Plan of Conversion Proposal, FOR the LTIP Proposal and FOR the Adjournment Proposal.

Revocation. If you hold your Units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of the General Partner at or before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of the General Partner at or before the special meeting.

Your presence without voting at the special meeting will not automatically revoke your proxy, and any revocation during the special meeting will not affect votes previously taken.

Validity. The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Their determination will be final and binding. The GP Board has the right to waive any irregularities or conditions as to the manner of voting. The Partnership may accept your proxy by any form of communication permitted by applicable law so long as the Partnership is reasonably assured that the communication is authorized by you.

Solicitation of Proxies. The Partnership is furnishing this proxy statement and the accompanying proxy to you to solicit your proxy for the special meeting. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by the Partnership.

Georgeson has been retained by the Partnership to aid in the solicitation of proxies for an initial fee of $15,000 and the reimbursement of out-of-pocket expenses. The Partnership has also agreed to indemnify

Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). In addition to the mailing of this proxy statement, proxies may also be solicited from Unitholders by personal interview, telephone, fax or other electronic means by directors and officers of the General Partner and employees of affiliates of the Partnership who provide services to the Partnership, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Units held by those persons, and the Partnership will reimburse them for any reasonable expenses that they incur.

Units Held in “Street Name”. If you hold Units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when voting your Units or when granting or revoking a proxy.

As a general rule, absent specific instructions from you, your bank, broker or other nominee is not allowed to vote your Units on any Proposal on which your bank, broker or other nominee does not have discretionary authority. The only proposals for consideration at the special meeting are the Plan of Conversion Proposal, the LTIP Proposal and the Adjournment Proposal, which are non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote. To instruct your bank, broker or other nominee how to vote, you should follow the directions that your bank, broker or other nominee provides to you.

Please note that you may not vote your Units held in “street name” by returning a proxy card directly to the Partnership or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee on how to vote your Units, your bank, broker or other nominee may not vote your Units, it will be deemed to not be a vote cast with respect to any of the Proposals and will have no effect on the LTIP Proposal and the Adjournment Proposal, but it will have the same effect as a vote “against” the Plan of Conversion Proposal. You should therefore provide your bank, broker or other nominee with instructions as to how to vote your Units.

No Appraisal Rights

The Unitholders are not entitled to appraisal rights in connection with the Conversion.

Representatives of the Principal Accountants at the Special Meeting

Representatives of Deloitte & Touche LLP are expected to be present at the special meeting. The representatives of Deloitte & Touche LLP will have the opportunity to make a statement at the special meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Householding of Proxy Statement

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more Unitholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those Unitholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to Unitholders residing at the same address, unless the Unitholders have notified the Partnership whose Units they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to in this proxy statement as “householding,” potentially provides extra convenience for Unitholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of this proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please follow these instructions:

•	If the Units are registered in the name of the Unitholder, please contact the Partnership at 1330 Post Oak Blvd., Suite 600, Houston, Texas 77056 to inform the Partnership of his or her request; or

•	If a bank, broker or other nominee holds the Units, the Unitholder should contact the bank, broker or other nominee directly.

THE PLAN OF CONVERSION

Overview

The principal effects of the Conversion will be that:

•	The affairs of the Partnership will cease to be governed by the Delaware LP Act and, following the Conversion, will become subject to the DGCL.

•

The Corporation will continue with all of the rights, privileges and powers of the Partnership, will possess all of the properties of the Partnership, will continue with all of the debts, liabilities and obligations of the Partnership and will continue with the same officers and directors of the General Partner immediately prior to the Conversion, as more fully described below.

•

When the Conversion becomes effective, each outstanding Unit will be exchanged for one share of Common Stock, and each outstanding option or right to acquire Units will be an option or right to acquire, on the same terms, shares of Common Stock.

•

The Partnership will convert from an entity treated as a partnership for U.S. federal income tax purposes to an entity treated as a corporation for U.S. federal income tax purposes. As a result, the Corporation will be subject to U.S. federal income tax on its taxable income, and the Stockholders will be subject to simplified tax reporting obligations for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.” for a more complete discussion of the expected material U.S. federal income tax consequences of the Conversion.

The Partnership will effect the Conversion by entering into the Plan of Conversion, a copy of which is attached as Annex A. Approval of the Plan of Conversion Proposal will constitute approval of the Conversion. At the effective time of the Conversion, the Partnership will file with the Secretary of State of the State of Delaware the Certificate of Conversion and the Charter that would govern Hi-Crush as a Delaware corporation, copies of which are attached to the Plan of Conversion. In addition, the New Board will adopt the Bylaws for the Corporation, a copy of which is attached as Annex B.

Although it will be governed by the Charter, the Bylaws and the DGCL, the Corporation will continue with all of the rights, privileges and powers of the Partnership, it will possess all of the properties of the Partnership, it will continue with all of the debts, liabilities and obligations of the Partnership and it will continue with the same officers and directors as the General Partner immediately prior to the Conversion.

After the Conversion, the Partnership will continue to be a publicly-held entity and the shares of Common Stock will be traded, without interruption, on the NYSE under the symbol “HCR.” The Corporation will continue to file periodic reports and other documents with the SEC and provide to its Stockholders the same type of information that it has previously filed and provided by the Partnership. The Unitholders who own Units that are freely tradable prior to the Conversion will hold shares of Common Stock that will continue to be freely tradable, and Unitholders holding restricted Units immediately prior to the Conversion will hold shares of Common Stock that continue to be subject to the same restrictions on transfer to which their Units were subject. In summary, the Conversion will not change the respective positions under federal securities laws of the Partnership or the Unitholders.

The Partnership

The Partnership was formed on May 8, 2012 to acquire selected sand reserves and related processing and transportation facilities of its former sponsor, Proppants, which was managed and majority owned by certain affiliates of Avista Capital Partners, L.P. (collectively, “Avista”). In connection with its formation, the Partnership issued a non-economic general partner interest to the General Partner and a 100% limited partner interest to Proppants, the Partnership’s organizational limited partner.

In August 2012, the Partnership completed its initial public offering through the sale of Units held by Proppants. In connection with its initial public offering, the Partnership issued additional Units, subordinated units and all of its IDRs to Proppants and, in return, Proppants contributed to the Partnership cash and its ownership of sand reserves and related excavation and processing facilities located in Wyeville, Wisconsin.

In June 2013, the Partnership acquired D&I Silica, LLC (“D&I”), the owner of the largest distribution network in the Marcellus and Utica shale plays. The foundation of this acquisition enabled the Partnership to operate through an extensive logistics network of rail-based terminals, which today, has been expanded and is strategically located throughout Pennsylvania, Ohio, Texas, Colorado and New York. In separate transactions from 2013 to 2017, the Partnership acquired all of the equity interests in the Augusta, Blair and Whitehall facilities from Proppants. In March 2017, the Partnership acquired a 1,226-acre frac sand reserve, located near Kermit, Texas, from Permian Basin Sand Company, LLC. In August 2018, the Partnership acquired FB Industries Inc. (“FB Industries”), a company which engages in the engineering, design and marketing of silo-based frac sand management systems. The Partnership expects to continue pursuing accretive acquisitions of third-party frac sand assets, including production facilities and/or distribution and logistics operations. As the Partnership evaluates acquisition opportunities, it intends to remain focused on operations that complement its reserves of premium frac sand, portfolio of efficient production facilities, and assets that provide or would accommodate the development and construction of advantaged logistics and distribution capabilities. The Partnership believes these factors are critical to its business model and are important characteristics for any potential acquisitions.

Today, the Partnership is a fully integrated, strategic provider of proppant and logistics solutions to the North American petroleum industry. The Partnership provides mine-to-wellsite logistics services that optimize proppant supply to customers in all major oil and gas basins in the United States, and owns and operates multiple frac sand mining facilities and in-basin terminals. The Partnership’s PropStream® service, offering both container- and silo-based wellsite delivery and storage systems, provides the highest level of flexibility, safety and efficiency in managing the full scope and value of the proppant supply chain.

Background of the Conversion

At the time of the initial public offering, the Partnership was a pure play, low-cost, domestic producer of proppant used to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Substantially all of the Partnership’s frac sand production was sold to leading investment grade-rated pressure pumping service providers under long-term, take-or-pay contracts that required customers to pay a specified price for a specified volume of frac sand each month. The nature of these contracts and the assets producing the proppant served the master limited partnership (“MLP”) business model well.

Following its initial public offering, a number of external factors contributed to the Partnership from time to time evaluating potential transactions that would further its strategic objectives. The most influential were certain market forces, including the impact on the Partnership of the dynamic nature of the demand for proppants, which is predominantly influenced by the level of drilling and completions activity by oil and natural gas exploration and production companies (“E&P companies”), which, in turn, depends largely on the current and anticipated profitability of developing oil and natural gas reserves.

Through 2014, growth in the use of horizontal drilling utilizing hydraulic fracturing dramatically increased onshore oil and gas activity in North America and contributed to substantial growth in demand for proppants from 2009 to 2014. In 2015, due to the increasing global supply of oil and slowing growth of global oil demand, crude oil prices declined, which caused various E&P companies to reduce capital programs, resulting in significantly reduced completion activity. This volatility and cyclicality in U.S. onshore oil and natural gas resulted in reduced demand for proppants throughout 2015 and 2016. In 2017, prices for oil rebounded and the market experienced a turnaround as oilfield activity increased significantly, which caused an increase in demand for proppant across most basins. The increased demand, which generally held steady through the first half of

2018, resulted in market pricing rising for proppants throughout this period. As market conditions and demand for proppant improved, unprecedented levels of competition entered the market. As a result, frac sand production increased overall, injecting significant downward forces on the price for such products.

This market volatility directly impacted the distributable cash flow of the Partnership and therefore the timing and nature of the Partnership’s cash distributions. In October 2015, the Partnership announced a temporary suspension of its quarterly distribution due to challenging market conditions and pricing pressures and, while the Partnership reinstated its distributions in October 2017, a weakened industry environment resulted in quarterly distributions that were suppressed as compared to historical levels until July 2018. In January 2019, the Partnership again suspended its quarterly distribution.

As noted above, from June 2013 with the acquisition of D&I through August 2018 with the acquisition of FB Industries, the Partnership has pursued accretive acquisitions of third-party frac sand assets, including production facilities and/or distribution and logistics operations. The Partnership’s business model has evolved from a producer of frac sand with substantially all production sold at the mine gate to a fully integrated, strategic provider of proppant and logistics solutions to the North American petroleum industry with volumes and services sold throughout the U.S at the mine gate, the terminal and the wellsite.

More broadly, the landscape for MLPs has changed considerably since May 2017. The Alerian MLP Index (the “AMZ”), a leading gauge of energy MLPs whose constituents represent approximately 75% of total energy MLP market capitalization, and another MLP index, the AMZX, have decreased since their peak in August 2014 to December 31, 2018 by 59% and 44%, respectively. The drop in the values of MLPs over that time period, combined with the effects of growing cash flows and distributions, has increased the cost of capital burden of IDRs to many MLPs, making it difficult for MLPs to buy or develop assets that are accretive to their cash flow. Additionally, the Tax Cuts and Jobs Act of 2017 lowered the U.S. federal corporate income tax rate from 35% to 21%, which reduced the overall tax burden on cash flows distributed from an entity treated as a corporation for U.S. federal income tax purposes. These trends have contributed to a significant number of MLPs eliminating their IDRs, directly or through mergers with the entities holding their IDRs, converting to corporations (for U.S. federal income tax and state law purposes) or both.

In light of these circumstances, at a meeting of the GP Board on September 13, 2016, the GP Board commenced discussions with Lazard Freres & Co. LLC (“Lazard”) and Vinson & Elkins L.L.P. (“V&E”) surrounding the viability and potential benefits of the Partnership converting to a corporation and related matters. Following the meeting, throughout 2016 and 2017, the GP Board continued to evaluate courses of action available to align the Partnership’s capital and organizational structure with Hi-Crush’s long-term objectives. From March 2017 to October 2017, the GP Board reviewed and held multiple meetings to discuss presentations and written materials prepared by Lazard detailing the risks and benefits of a conversion and various alternatives for precedent transactions necessary for a conversion, such as the sale of interests in the General Partner and Proppants. Based on this extensive evaluation process and related consultations with V&E and Lazard, the GP Board determined that pursuing conversion to a corporation would be in the best interests of Hi-Crush and its future growth and, in connection with such pursuit, decided to engage in discussions with Avista regarding potential precursor transactions involving the sale of interests in the General Partner and Proppants to third parties or the Partnership.

During the second half of 2017, Avista engaged Lazard to market the sale of all of the outstanding membership interests in Proppants (the “Proppants Interests”) or the interest in the General Partner to potential third party acquirers. Pursuant to this engagement, from the fourth quarter of 2017 to the second quarter of 2018, Avista had several discussions, and in some cases took part in significant negotiation of documentation, with third parties related to such a sale. Following this process and Avista’s evaluation of these opportunities in consultation with Lazard, in light of various factors, including strategic alternatives that may be available and the anticipated relative value of each option, such opportunities were ultimately not consummated.

From September 29, 2018 through October 21, 2018, the Partnership, represented by a Conflicts Committee of the Partnership and consisting of three independent directors, along with Jefferies LLC and the law firm of

Latham and Watkins LLP as advisors, negotiated with Proppants, Hi-Crush Augusta Acquisition Co. LLC and the Proppants Equityholders and ultimately reached terms of the agreements facilitating the proposed contribution transaction. On October 21, 2018, the Partnership, Proppants, Hi-Crush Augusta Acquisition Co. LLC and the Proppants Equityholders entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which, among other things, (i) the Proppants Equityholders contributed the Proppants Interests to the Partnership in exchange for an aggregate of 11,000,000 Units, (ii) all of the outstanding IDRs were cancelled and extinguished, (iii) the Partnership indirectly acquired the General Partner and its non-economic general partner interest in the Partnership, (iv) Proppants waived any and all rights to receive earnout payments from the Partnership and its subsidiaries pursuant to certain previously entered into contribution agreements to which Proppants was a party and (v) each of Avista’s representatives on the GP Board resigned.

On October 22, 2018, the Partnership issued a press release announcing its acquisition of Proppants and the General Partner and the Partnership’s intention to undertake additional strategic steps in its progress towards becoming a corporation in 2019, including the GP Board’s declaration of a reduced cash distribution for the third quarter of 2018, as compared to the previous quarterly cash distribution, with the stated goal of aligning the Partnership’s cash distributions to a level more consistent with a growth-focused corporation. Having consummated the transactions contemplated by the Contribution Agreement, a necessary step in the path to conversion to corporate form, the Partnership determined to pursue the final steps towards that objective.

Recommendation of the GP Board and Reasons for the Conversion

In reaching its determinations and recommendations described above, the GP Board consulted with the Partnership’s senior management, outside legal counsel and financial and tax advisors. These consultations included discussions regarding the Partnership’s strategic business plan, the Partnership’s past and current business operations and financial condition and performance, the Partnership’s future prospects, other potential strategic alternatives that may be available to the Partnership, and the potential Conversion. The GP Board considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Conversion to the Partnership and the Unitholders. In view of the wide variety of factors considered in connection with the Conversion, the GP Board did not consider it practicable to assign relative weights to the specific material factors it considered in reaching its decision. Certain material factors considered by the GP Board, in addition to the matters described above under “—Background of the Conversion,” are summarized below (which are not listed in any relative order of importance).

Expected Benefits of the Conversion

In determining that the Conversion is advisable, fair to and in the best interests of the Partnership and the Unitholders, and in reaching its decision to approve the Plan of Conversion, the GP Board considered a variety of factors that it believed weighed favorably toward the Conversion, including the following material factors:

Enables Diversification and Better Aligns Corporate Structure with Hi-Crush’s Business Model. Since the Partnership’s formation, it has continued to evolve with the changing dynamics of the frac sand industry. The Partnership intends to continue positioning itself as a premier provider of proppant and logistics solutions to the North American energy industry, as it believes the proppant and logistics market offers attractive growth fundamentals over the long-term. The Partnership will continue to analyze and pursue organic expansion efforts that will similarly allow it to capitalize on and cost-effectively optimize its existing production and logistics assets. In addition, the Partnership seeks to identify and evaluate additional terminal site locations to expand its geographic footprint allowing it to enhance its distribution network and ensure that its frac sand production is available to meet the evolving and dynamic in-basin needs of customers. Further, the Partnership seeks to find ways to reduce its customers’ cost of frac sand delivered to the blender at the wellsite regardless of the source of production. The Partnership intends to accomplish this through a combination of its low cost production, network of owned and operated terminals or third-party operated sites, its geographic footprint, and its PropStream integrated logistics service. The Partnership’s contracting strategy seeks to secure a high percentage of its volumes under long-term contracts with E&P companies and major pressure pumping service providers. This strategy serves as the foundation for its ability to serve customers, while reliably providing proppant supply, a critical component to the well completion process.

Under current law, the Partnership is required to satisfy the “qualifying income” requirement under Section 7704 of the Code to maintain its status as a partnership for U.S. federal income tax purposes. In general, to satisfy the qualifying income requirement, the Partnership must generate 90 percent or more of its gross income from qualifying activities with respect to minerals or natural resources. From time to time, the Partnership has evaluated acquisitions that might not generate qualifying income. By converting into an entity treated as a corporation for U.S. federal income tax purposes, the qualifying income constraint to pursuing favorable and potentially accretive business acquisitions in furtherance of the Partnership’s strategic expansion efforts would be eliminated.

In October 2018, the Partnership completed the acquisition of Proppants and the General Partner, simplifying the corporate structure consistent with the strategic plan to move towards a corporate conversion. The GP Board believes the advantages of doing business in corporate form are further demonstrated by the fact that in similar simplification transactions, many MLPs have recently chosen to forego continued organization as a partnership in favor of some form of conversion to corporate form.

Enhanced Growth Potential. The Partnership expects to continue pursuing accretive acquisitions of third-party frac sand assets, including production facilities and/or distribution and logistics operations. As it evaluates acquisition opportunities, the Partnership intends to remain focused on operations that complement its reserves of premium frac sand, portfolio of efficient production facilities, and assets that provide or would accommodate the development and construction of advantaged logistics and distribution capabilities.

The GP Board believes that current industry conditions may provide opportunities for Hi-Crush to grow through acquisitions of businesses and assets. In certain cases, Hi-Crush may seek to issue equity securities in payment of the purchase price for such acquisitions, and the GP Board believes that in certain circumstances that equity interests in a corporation will be a more attractive acquisition currency to prospective sellers than the Units. From time to time, the Partnership contacts and is contacted by others concerning the acquisition by the Partnership of assets of others in complementary lines of business. Occasionally, the sellers of such assets might have been willing to consider receiving equity of Hi-Crush in payment of the asset purchase price if the Partnership were converted to a corporation. None of these potential transactions progressed to the stage of an agreement in principle and no discussions are currently taking place concerning the issuance of Hi-Crush’s equity in payment of the purchase price of businesses or assets.

Streamlines Corporate Governance and Benefits Stockholders. The complexities of the status quo organizational structure of the Partnership and its subsidiaries will be meaningfully reduced as a result of the Conversion, thereby streamlining corporate governance matters. For example, in connection with the Conversion, the Corporation will have a customary corporate governance model, with the Corporation’s directors and officers subject to corporate fiduciary duties. In general, the traditional C-Corp structure of the Corporation will also provide valuable governance protections and enhanced stockholder rights for the Stockholders that are not currently available to Unitholders. See “Comparison of the Rights of Stockholders and Unitholders” and “Description of Hi-Crush Inc.’s Capital Stock.”

Improved Access to Capital Markets and Expansion of Investor Base. The GP Board expects the Corporation will benefit from a simpler and more readily understandable capital structure that should result in improved access to capital markets than the Partnership currently has, potentially enabling the Corporation to raise capital on more favorable terms than are now available to the Partnership. In this regard, the GP Board believes that the Corporation’s structure will significantly increase the potential, over time, for the Corporation to be eligible for inclusion in a broader base of indices, which would further expand the universe of investors and enhance financial valuation and flexibility relative to the Partnership today. Inclusion in a broader base of indices would expand the investor base to generalists and passive investors. Further, the GP Board expects that the Conversion should ultimately expand the Corporation’s potential investor base to a broader array of investors (e.g., pension plans, mutual funds, other institutional investors and foreign investors) that face prohibitions or limitations on investing in entities other than corporations or investors that have a preference for traditional C-Corp structures and governance. In addition, the GP Board anticipates that the Common Stock (as compared to the Units) should receive broadened investor interest through increased review and evaluation by investment research analysts. Finally, the GP Board believes the C-Corp structure would result in greater trading liquidity, also attractive to many investors that often require certain thresholds of trading activity. The GP Board anticipates that these factors could enable access to lower cost of capital to fund future growth and an improved credit profile. Although there can be no assurance in this regard, such factors should result in greater activity and liquidity for the Common Stock as compared to the status quo.

Corporate Sector Presents a Superior Environment for the Future of Hi-Crush. The GP Board believes investor confidence in the MLP sector has eroded and that the Partnership’s assets and growth development plan are no longer best suited for the yield-based MLP sector. The number of publicly traded MLPs has decreased over time from over 135 in 2015 to less than 90 as of December 31, 2018 due to consolidations and corporate conversions. The AMZ and AMZX have decreased since their peak in August 2014 to December 31, 2018 by 59% and 44%, respectively. In contrast, the GP Board views the corporate sector as providing a healthier and more supportive environment for Hi-Crush to attain future growth and execute its long-term business plans. The GP Board also believes the Conversion allows for better valuation comparability by investors of Hi-Crush and its direct public peers.

Anticipated Increase in the Ratio of Taxable Income to Cash Distributions. The ratio of the Partnership’s allocable taxable income to cash distributions is anticipated to increase over time. Distributions to Unitholders have been volatile in the past, and the Partnership is uncertain as to when it would be able to resume or increase cash distributions, in part due to volatile market conditions. Additionally, because the Partnership’s continued growth has required and continues to require reinvesting significant amounts of cash in its business, the Partnership may not increase its cash distributions to Unitholders in the event of distribution resumption, even if the taxable income allocable to Unitholders by the Partnership increases over time. Accordingly, the GP Board expects that absent the Conversion and assuming continued income growth in 2019 and subsequent years, Unitholders might not receive cash distributions from the Partnership equal to their share of the Partnership’s taxable income or even equal to the actual tax due from them with respect to that income. This ratio of taxable income to cash distributions will be greater for those Unitholders that have held Units for longer periods of time or that purchased their Units at lower prices. Increases in allocable taxable income are likely to correspond to increases in book income of the Partnership which, for the year ended December 31, 2018, increased by over 80% compared to the same period in 2017.

Reduces Burdens of Tax Reporting. The GP Board believes that the complexities of tax reporting associated with entities treated as partnerships for U.S. federal income tax purposes, including the Schedule K-1 reporting requirement, are regarded as unduly burdensome by many institutional and retail Unitholders. In addition to U.S. federal income tax reporting requirements, Unitholders are generally required to file foreign, state and local income tax returns and pay foreign, state and local income taxes in some or all of the jurisdictions in which the Partnership conducts business or owns property, even if they do not live in any of those jurisdictions. The ownership of Common Stock, as opposed to Units, would greatly simplify the U.S. federal and state income tax reporting requirements with respect to an investment in Hi-Crush in future years and might eliminate the requirement of multi-state income tax filings for certain Unitholders.

Favorable Circumstances Exist for Conversion. The Partnership currently is treated as a partnership for federal income tax purposes. The GP Board believes that it is advantageous for the Partnership to convert to a corporation now because: (i) the Conversion can be effected in a nonrecognition transaction under current U.S. federal income tax law and (ii) the Conversion is facilitated by the Partnership’s financial performance, improving equity market conditions generally and other factors set forth below.

On August 1, 2018, the Partnership completed the private placement of $450,000,000 aggregate principal amount of its 9.50% senior unsecured notes due 2026 (the “Senior Notes”) and entered into a senior secured revolving credit facility (the “ABL Credit Facility”), which matures on August 1, 2023. Both the Senior Notes and the ABL Credit Facility contemplated the Conversion, and no amendments or consents for the Conversion are required from the bond holders or lenders.

Accordingly, the GP Board believes that it is advantageous to convert to corporate form at the present time and that any potential benefit derived from maintaining the Partnership’s current form is outweighed by the (i) long-term benefits to be derived from the Conversion and (ii) the risk that postponing such a conversion until a later date could result in the Partnership’s inability to consummate such a transaction in an orderly manner under favorable circumstances.

Enhances Hi-Crush’s Ability to Attract and Retain Directors. The GP Board believes that conversion to corporate form will enhance Hi-Crush’s ability to attract and retain directors. Many candidates for the board of directors are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience. Not only is Delaware corporate law most familiar to directors, but Delaware corporate law also provides greater predictability and responsiveness to corporate needs and more certainty regarding indemnification and limitation of liability of directors, all of which could enable the directors to act in the best interests of the Corporation. As a result, the GP Board believes that Hi-Crush will be able to more effectively retain its current directors or attract and retain new directors.

The DGCL Improves Predictability and Responsiveness. The DGCL is generally acknowledged to be the most advanced corporate law in the United States. The Delaware General Assembly annually considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the corporate law continues to be responsive to the changing needs of businesses. Delaware’s well-established body of case law construing Delaware corporate law has evolved over the last century and provides businesses with greater predictability than the Delaware LP Act. The abundance of Delaware corporate case law serves to enhance the relative clarity and predictability of many areas of corporate law, which the GP Board believes will offer added advantages to the Corporation by allowing the New Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

Other Material Factors Considered

The GP Board weighed the advantages and opportunities described above and elsewhere in this proxy statement against a number of other factors identified in its deliberations weighing negatively against the Conversion, including:

•

the possible disruption to the Partnership’s business that may result from the Conversion and the resulting distraction of the attention of the Partnership’s management, as well as the costs and expenses associated with completing the Conversion;

•	the possibility that the Conversion might not be consummated despite the parties’ efforts or that the closing of the Conversion might be unduly delayed; and

•	the risks of the type and nature described under “Risk Factors” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements.”

After consideration of these material factors, the GP Board determined that these risks could be mitigated or managed by the Partnership or, following the Conversion, by the Corporation, and were reasonably acceptable under the circumstances or, in light of the anticipated benefits overall, were significantly outweighed by the potential benefits of the Conversion.

This discussion of the information and factors considered by the GP Board in making its decision is not intended to be exhaustive but rather reflects certain material factors considered by the GP Board. In view of the wide variety of factors considered in connection with its respective evaluation of the Conversion and the complexity of these matters, the GP Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the GP Board may have given different weight to different factors.

The GP Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above. It should be noted that this explanation of the reasoning of the GP Board and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The GP Board has unanimously recommended that the Unitholders vote FOR the Plan of Conversion Proposal.

No Appraisal Rights

The Unitholders are not entitled to appraisal rights in connection with the Conversion.

Antitrust and Regulatory Matters

The Partnership has determined that the Conversion is not subject to the requirements of the HSR Act, and no other governmental consents are required.

Listing of Hi-Crush Inc. Common Stock

The Common Stock issuable in the Conversion is expected to be approved for listing and trade on the NYSE under the symbol “HCR.”

Deregistration and Delisting of the Units

The Units are currently traded on the NYSE under the ticker symbol “HCLP.” Upon consummation of the Conversion, the Units will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act. The former Unitholders will become Stockholders of the Corporation and their rights as Stockholders will be governed by Delaware law and by the Charter and Bylaws that will be in effect upon consummation of the Conversion. The Partnership intends to cease filing periodic reports pursuant to the Exchange Act with the SEC following deregistration of its Units, pursuant to securities laws requirements, with the Corporation becoming the successor registrant.

Continuing Board and Management Positions

Upon completion of the Conversion, the current directors and executive officers of the Partnership are expected to continue in their current positions, other than as may be publicly announced by Hi-Crush in the normal course of business.

Indemnification; Directors’ and Officers’ Insurance

In connection with the Conversion, the Corporation will enter into indemnification agreements with all of its named executive officers and directors (collectively, “indemnitees”). These agreements will provide that the indemnitees will be protected as promised in the Bylaws (regardless of, among other things, any amendment to or revocation of the Bylaws, any change in the composition of the New Board or any acquisition transaction relating to the Corporation) and advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements. These agreements will also provide, to the extent insurance is maintained, for the continued coverage of the indemnitees under the Corporation’s director and officer insurance policies. The indemnification agreements, among other things and subject to certain limitations, will indemnify and hold harmless the indemnitees against any and all reasonable expenses, including fees and expenses of counsel, and any and all liability and loss, including judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by the indemnitees in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation or otherwise, in which the indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the indemnitees are or were the Corporation’s directors or officers or are or were serving at its request as directors, officers, employees, trustees or representatives of another corporation or enterprise.

Treatment of the Partnership Equity Awards

At the effective time of the Conversion, each outstanding phantom unit award under the HCLP LTIP will be converted into a restricted stock unit award of the Corporation, with substantially the same terms and conditions (including with respect to vesting) applicable to such award immediately prior to the Conversion, representing the right to receive a number of shares of Common Stock equal to the number of Units subject to such award immediately prior to the Conversion. All distribution equivalent rights granted in tandem with a corresponding phantom unit award that remains outstanding immediately prior to the Conversion will be converted into dividend equivalent rights, with substantially the same terms and conditions (including with respect to vesting) applicable to such distribution equivalent rights immediately prior to the Conversion, representing the right to receive (i) any amounts accrued under the distribution equivalent right as of the Conversion and (ii) any dividends paid by the Corporation from and after the Conversion with respect to the number of shares of Common Stock subject to the restricted stock unit award to which such dividend equivalent right relates.

Quantification of Potential Payments to Named Executive Officers in Connection with the Conversion

None of the named executive officers or directors of the General Partner will be entitled to any payments in connection with the Conversion.

Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters

The following table sets forth the beneficial ownership of (i) Units issued and outstanding as of February 14, 2019 and (ii) shares of Common Stock issued and outstanding immediately following the Conversion, in each case for:

•	the General Partner;

•	beneficial owners of 5% or more of Units;

•	each director and named executive officer of the General Partner; and

•	all of the General Partner’s directors and officers as a group.

Name of Beneficial Owner (a)	Units Beneficially Owned	Percentage of Units Beneficially Owned	Shares of Common Stock Beneficially Owned After the Conversion	Percentage of Common Stock Beneficially Owned After the Conversion
Hi-Crush GP LLC	—	—	—	—
Robert E. Rasmus (b)	4,243,328	4.2%	4,243,328	4.2%
Laura C. Fulton	354,019	*	354,019	*
Mark C. Skolos	131,567	*	131,567	*
William E. Barker	19,588	*	19,588	*
Scott J. Preston (c)	307	*	307	*
John F. Affleck-Graves	87,320	*	87,320	*
John Kevin Poorman	64,559	*	64,559	*
Joseph C. Winkler III	99,072	*	99,072	*

All directors and executive officers of the General Partner as a group (8 persons)	4,999,760	4.9%	4,999,760	4.9%

*	Percentage of Units beneficially owned does not exceed 1%.
(a)

The address for each of Hi-Crush GP LLC, Robert E. Rasmus, Laura C. Fulton, Mark C. Skolos, William E. Barker, John F. Affleck-Graves, Joseph C. Winkler III and John Kevin Poorman is 1330 Post Oak Blvd, Suite 600, Houston, Texas 77056.

(b)	Includes 500 Units owned by the reporting person’s son. Mr. Rasmus disclaims beneficial ownership of the 500 common units held by his son.
(c)

Mr. Preston was appointed Chief Operating Office of the General Partner effective April 2, 2018. Effective December 12, 2018, Mr. Preston was no longer employed by the General Partner. The number of common units beneficially owned by Mr. Preston is based on the Form 3 which was filed with the SEC on April 5, 2018.

COMPARISON OF THE RIGHTS OF STOCKHOLDERS AND UNITHOLDERS

The rights of the Unitholders are currently governed by the Partnership Agreement and the Delaware LP Act. After the Conversion, the Unitholders will become Stockholders, and their rights will be governed by the DGCL and the Charter and the Bylaws that will be in effect upon consummation of the Conversion. See “Description of Hi-Crush Inc. Capital Stock” for a summary of the terms of the Charter and Bylaws to be in effect upon consummation of the Conversion.

Set forth below are material differences among the rights of a holder of Common Stock under the Charter, the Bylaws and the DGCL, on the one hand, and the rights of a holder of Units under the Partnership Agreement and the Delaware LP Act, on the other hand. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist.

The following summary does not reflect any rules of the NYSE or any other national exchange that may apply to the Partnership or the Corporation in connection with the matters discussed. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Delaware LP Act, the DGCL, the Partnership Agreement, the Charter and the Bylaws.

Purpose

The Corporation	The Partnership
The stated purpose of the Corporation will be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

The Partnership’s purpose under the Partnership Agreement is limited to any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that the General Partner shall not cause the Partnership to take any action that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Authorized Capital

The Corporation	The Partnership

The Corporation will be authorized to issue 600,000,000 shares of capital stock consisting of (i) 500,000,000 shares of Common Stock and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share.

The New Board will be authorized to issue one or more series of preferred stock and to establish the terms of such series.

The Partnership may issue additional Partnership Interests and Derivative Instruments for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

Dividends / Distributions

The Corporation	The Partnership
The Corporation will be permitted to pay dividends on shares of its capital stock from lawfully available	The Partnership Agreement does not require distributions to be made quarterly or at any other

The Corporation	The Partnership
funds from time to time, which dividends may be paid in either cash, property or shares of Common Stock, subject to the provisions of the Charter and the DGCL.	time. Under the partnership agreement, the General Partner, from time to time, is required to review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner is permitted to make such distributions as it may determine, without being limited to current or accumulated income or gains. Cash distributions may be made from any of the Partnership’s funds, including, without limitation, revenues, capital contributions or borrowed funds. Distributions are made concurrently to all applicable record holders on the record date set for purposes of such distributions.

Business Combinations

The Corporation	The Partnership

Under the DGCL, the consummation of a merger or consolidation generally requires the adoption of a resolution approving an agreement of merger or consolidation and declaring its advisability by the board of directors of a corporation that is a constituent corporation in the merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of holders of a majority of the outstanding stock of that corporation entitled to vote thereon. There are limited exceptions under the DGCL providing that a merger may be effected without stockholder approval, including that no vote of the stockholders of a constituent corporation is required where that constituent corporation is the surviving corporation and:

•  such corporation’s certificate of incorporation is not amended in the merger;

•  the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and rights, immediately after the effective date of the merger; and

•  either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of

A merger, consolidation or conversion of the Partnership requires the prior consent of the General Partner. However, the General Partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or its limited partners, including any duty to act in good faith or in the best interest of the Partnership or its limited partners.

In addition, the partnership agreement generally prohibits the General Partner, without the prior approval of the holders of a majority of the Units, voting as a single class (a “Unit Majority”), from causing the Partnership to sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. The General Partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership’s assets without such approval. The General Partner may also sell all or substantially all of the Partnership’s assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, the General Partner may consummate any merger without the prior approval of Unitholders if the Partnership is the surviving entity in the transaction, the General Partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the General Partner could adopt without the consent of other partners), each of the

The Corporation	The Partnership

the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

The DGCL contains a business combination statute that protects domestic corporations subject to its provisions from hostile takeovers and from actions following such a takeover, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation unless certain requirements are met. Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. The Corporation will not make such an election and therefore will be governed by the provisions of Section 203 of the DGCL.

Under Section 262 of the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware, referred to as appraisal rights, in connection with certain statutory mergers or consolidations if the stockholder has neither voted in favor of nor consented in writing to the merger or consolidation and has complied with the other requirements of Section 262.

However, no appraisal rights are available under Delaware law to holders of shares of any class of stock

Units will be an identical unit of the Partnership following the transaction and the partnership securities to be issued do not exceed 20% of the Partnership’s outstanding partnership interests immediately prior to the transaction. If the conditions specified in the Partnership’s partnership agreement are satisfied, the General Partner may convert the Partnership or any of its subsidiaries into a new limited liability entity or merge the Partnership or any of the Partnership’s subsidiaries into, or convey all of the Partnership’s assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in the Partnership’s legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide its limited partners and the Partnership’s general partner with the same rights and obligations as contained in the Partnership’s partnership agreement. The Unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of the Partnership’s assets or any other similar transaction or event.

The Corporation	The Partnership

which is either (1) listed on a national securities exchange, or (2) held of record by more than 2,000 stockholders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders;

•  cash instead of fractional shares of such stock; or

•  any combination of the above three bullets.

Appraisal rights are not available under Delaware law in the event of the sale of all or substantially all of a corporation’s assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation’s certificate of incorporation. The Charter will not grant such rights.

Management

The Corporation	The Partnership

In accordance with the DGCL, except as otherwise provided in the DGCL and the Charter, the Corporation’s business and affairs will be managed by or under the direction of the New Board. The Charter and the Bylaws will provide that the number of directors will be fixed by the New Board.

The General Partner conducts, directs and manages all activities of the Partnership. Except as otherwise expressly provided in the Partnership Agreement, all management powers over the business and affairs of the Partnership is exclusively vested in the General Partner, and no limited partner has any management power over the business and affairs of the Partnership. Certain actions by the GP Board require approval of the members of the General Partner, as set forth in the GP LLC Agreement.

Nomination and Election of Directors

The Corporation	The Partnership

Prior to the 2023 annual meeting of Stockholders, the directors shall be divided into three classes (Class I, Class II and Class III), as nearly equal in number as is reasonably possible with the initial term of the Class I directors expiring at the first annual meeting of Stockholders following the effective date of the Charter, the initial term of the Class II directors expiring at the second annual meeting of Stockholders following the effective date of the Charter and the initial term of the Class III directors expiring at the third annual meeting

The Partnership’s directors are classified with respect to their terms of office by dividing them into three classes, each class to be as nearly equal in number as possible. The directors that are designated to Class I will serve for a term that expires at the 2020 annual meeting, the directors designated to Class II will serve for a term that expires at the 2021 annual meeting, and the directors designated to Class III will serve for a term that expires at the 2022 annual meeting. At each annual meeting of the

The Corporation	The Partnership

of Stockholders following the effective date of the Charter. At each annual meeting of Stockholders, each director elected to succeed those directors whose terms then expire shall be elected for a term to expire at the third succeeding annual meeting of the Stockholders after his or her election and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Commencing with the election of directors at the 2023 annual meeting of Stockholders, the directors will be divided into two classes, with each class subsequently serving staggered two-year terms, and commencing with the Classified Board Expiration Date, the directors will consist of a single class, with all directors subsequently serving one-year terms.

Prior to the Classified Board Expiration Date, directors will be elected by the affirmative vote of holders of a plurality of the votes cast with respect to any meeting at which directors are to be elected, provided that a quorum is present. Upon the Classified Board Expiration Date and thereafter, at any meeting of Stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election, and in all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast.

At a meeting of the Stockholders, only such nominations for the election of directors and such other matters may be considered as having been properly brought before the meeting. To be properly brought before an annual meeting, nominations and proposals of other business to be considered by the Stockholders must be brought: (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the New Board or any committee thereof or (3) by a Stockholder who is a Stockholder of record at the time such notice of meeting is given, who is entitled to vote at the meeting and who complies with any other procedures established by the Corporation.

Unitholders, directors to replace directors whose terms expire at such annual meeting will be elected to hold office until the third succeeding annual meeting. Each director will hold office for the term for which such director is elected or until such director’s earlier death, resignation or removal. Any vacancies may be filled by a majority of the remaining directors then in office. A director may be removed only for cause and only upon a vote of the majority of the remaining directors then in office. Nominations of persons for election as directors may be made at an annual meeting of its limited partners only (a) by or at the direction of the directors or any committee thereof or (b) by any limited partner who (i) was a record holder at the time the notice provided for in the Partnership Agreement is delivered to the General Partner, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in the Partnership Agreement.

For any nominations brought before an annual meeting by a limited partner, the limited partner must give timely notice thereof in writing to the General Partner. The notice must contain certain information as described in the Partnership Agreement. To be timely, a limited partner’s notice must be delivered to the General Partner not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the limited partner must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a limited partner’s notice as described above.

In the event that the number of directors is increased effective at an annual meeting and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual

The Corporation	The Partnership

meeting, a limited partner’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the General Partner not later than the close of business on the 10th day following the day on which such public announcement is first made by the Partnership or the General Partner.

Nominations of persons for election as directors also may be made at a special meeting of limited partners at which directors are to be elected in accordance with the provisions of the Partnership Agreement.

Only such persons who are nominated in accordance with the procedures set forth in the Partnership Agreement will be eligible to be elected at an annual or special meeting of limited partners to serve as directors. Notwithstanding the foregoing, unless otherwise required by law, if the limited partner who nominated a person to serve as a director (or a qualified representative of the limited partner) does not appear at the annual or special meeting of limited partners to present such nomination, such nomination will be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership Agreement.

In addition to the provisions described above and in the Partnership Agreement, a limited partner must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that any references in the Partnership Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and do not limit any requirements applicable to nominations pursuant to the Partnership Agreement, and compliance with the Partnership Agreement is the exclusive means for a limited partner to make nominations.

Stockholder Proposals and Director Nominations; Proxy Access

The Corporation	The Partnership

The Bylaws will establish advance notice procedures for Stockholder proposals, including nominations and other business, to be properly brought at an annual meeting of Stockholders. In order for any matter to be “properly brought” before a meeting, a Stockholder will have to comply with advance notice requirements and provide the Corporation with a notice

For any nominations brought before an annual meeting by a limited partner, the limited partner must give timely notice thereof in writing to the General Partner. The notice must contain certain information as described in the Partnership Agreement. To be timely, a limited partner’s notice must be delivered to the General Partner not later than the close of

The Corporation	The Partnership

that includes specified information. For an annual meeting, that notice must be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the first public disclosure of the date of such meeting by the Corporation).

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the New Board. For a notice of nomination to be timely in connection with a special meeting called by the Corporation for the purpose of electing directors, such notice must be delivered to the Secretary at the Corporation’s principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day after the first public announcement of the date of such meeting and the nominees proposed by the New Board to be elected at such meeting.

business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the limited partner must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a limited partner’s notice as described above.

Neither the Partnership Agreement nor the GP LLC Agreement includes any proxy access procedure.

Removal of Directors; Withdrawal or Removal of General Partner

The Corporation	The Partnership

The Charter and the Bylaws will provide that, subject to the rights of the holders of any series of preferred stock, prior to the Classified Board Expiration Date, any director may be removed only for cause and by the affirmative vote of the holders of a majority of the shares then entitled to vote for the election of directors. Upon the Classified Board Expiration Date and thereafter, any director, or the entire New Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

The Partnership Agreement provides that a director may be removed only for cause and only upon a vote of the majority of the remaining directors then in office.

Except as described below, the General Partner has agreed not to withdraw voluntarily as the general partner prior to June 30, 2022 without obtaining the approval of the holders of at least a majority of the outstanding Units, excluding Units held by the General Partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2022, the General Partner may withdraw as general partner without first obtaining approval of any Unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement.

The Corporation	The Partnership

Notwithstanding the information above, the General Partner may withdraw without Unitholder approval upon 90 days’ notice to its limited partners if at least 50% of the outstanding Units are held or controlled by one person and its affiliates, other than the General Partner and its affiliates. In addition, the Partnership Agreement permits the General Partner, in some instances, to sell or otherwise transfer all of its general partner interest in the Partnership without the approval of the Unitholders.

Upon withdrawal of the General Partner under any circumstances, the holders of a Unit Majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a Unit Majority agree in writing to continue the Partnership’s business and to appoint a successor general partner.

The General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding Units, voting together as a single class, including Units held by the General Partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of the General Partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding Units, voting as a class. The ownership of more than 33 1/3% of the outstanding Units by the General Partner and its affiliates gives them the ability to prevent the General Partner’s removal.

In the event of the removal of the General Partner under circumstances where cause exists or withdrawal of the General Partner where that withdrawal violates the Partnership Agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where the General Partner withdraws or is removed by its limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its affiliates for fair market value. In each case, this fair market value will be

The Corporation	The Partnership

determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest will automatically convert into Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, the Partnership will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for the Partnership’s benefit by the departing general partner or its affiliates.

Filling Vacancies on the Board; Replacing the General Partner

The Corporation	The Partnership

The Charter will provide that, subject to the rights of the holders of any series of preferred stock, any vacancies on the New Board for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled solely by a majority of the total number of directors then in office, although less than a quorum, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Any vacancies may be filled by a majority of the remaining directors then in office. See also “—Removal of Directors; Withdrawal or Removal of General Partner.”

Change of Management and Anti-Takeover Provisions

The Corporation	The Partnership
Some provisions of Delaware law contain, and the Charter and the Bylaws will contain, provisions that	The Partnership Agreement contains specific provisions that are intended to discourage a person or

The Corporation	The Partnership

could make the following transactions more difficult: acquisitions of the Corporation by means of a tender offer, a proxy contest or otherwise; or removal of the Corporation’s incumbent officers and directors. These provisions may also have the effect of preventing changes in the Corporation’s management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that the Stockholders may otherwise consider to be in their best interest or in the Corporation’s best interests, including transactions that might result in a premium over the market price for the Common Stock.

The Corporation will not have a rights agreement or “poison pill” in place immediately following the consummation of the Merger.

The Corporation will not make an election to opt out of being governed by the provisions of Section 203 of the DGCL. Therefore, the Corporation will be governed by Section 203 of the DGCL, which provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any “business combination,” including, among other things, certain mergers or consolidations with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless certain conditions are satisfied. See “—Business Combinations” and “Description of Hi-Crush Inc.’s Capital Stock—Delaware Anti-Takeover Law.”

group from attempting to remove the General Partner or otherwise change Partnership’s management. If any person or group other than the General Partner and its affiliates acquires beneficial ownership of 20% or more of any class or series of Units, that person or group loses voting rights on all of its Units. This loss of voting rights does not apply to any person or group that acquires the Units from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, to any person or group who acquires the Units with the prior approval of the board of the General Partner. See also “—Removal of Directors; Withdrawal or Removal of General Partner.”

Preemptive Rights

The Corporation	The Partnership
None.	None.

Amendment of Governing Documents

The Corporation	The Partnership

The Charter will provide that the Corporation may generally amend, alter, change or repeal any provision in the Charter, and add or insert any other provisions authorized by the laws of the State of Delaware, in the manner then prescribed by the laws of the State of Delaware. Under the DGCL, the Charter may also be amended or repealed by the affirmative vote of a least a majority of the outstanding stock entitled to vote thereon.

The Bylaws will provide that the New Board may generally adopt, amend or repeal the Bylaws. The

General

Amendments to the Partnership Agreement may be proposed only by the General Partner. However, the General Partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or its limited partners, including any duty to act in good faith or in the best interests of the Partnership or its limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, the General Partner is required to

The Corporation	The Partnership
Bylaws will also provide the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class, shall be required for the Stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws.

seek written approval of the holders of the number of Units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a Unit Majority.

Prohibited Amendments

No amendment may be made that would:

•  enlarge the obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by the Partnership to the General Partner or any of its affiliates without the consent of the General Partner, which consent may be given or withheld in its sole discretion.

The provision of the Partnership Agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90.0% of the outstanding Units, voting as a single class (including Units owned by the General Partner and its affiliates).

No Unitholder Approval

The General Partner may generally make amendments to the Partnership Agreement without the approval of any limited partner to reflect:

•  a change in the Partnership’s name, the location of the Partnership’s principal place of business, the Partnership’s registered agent or the Partnership’s registered office;

•  the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement;

•  a change that the General Partner determines to be necessary or appropriate to qualify or continue the Partnership’s qualification as a limited partnership or other entity in which its limited partners have limited liability under the laws of any state or to ensure that neither we nor

The Corporation	The Partnership

any of the Partnership’s subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed);

•  an amendment that is necessary, in the opinion of the Partnership’s counsel, to prevent the Partnership or the General Partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not substantially similar to plan asset regulations currently applied or proposed;

•  an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

•  any amendment expressly permitted in the Partnership Agreement to be made by the General Partner acting alone;

•  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

•  any amendment that the General Partner determines to be necessary or appropriate for the formation by the Partnership of, or the Partnership’s investment in, any corporation, partnership or other entity, as otherwise permitted by the Partnership Agreement;

•  a change in the Partnership’s fiscal year or taxable year and related changes;

•  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•  any other amendments substantially similar to any of the matters described in the clauses above.

The Corporation	The Partnership

In addition, the General Partner may make amendments to the Partnership Agreement, without the approval of any limited partner, if the General Partner determines that those amendments:

•  do not adversely affect the limited partners, considered as a whole, or any particular class of limited partners, in any material respect;

•  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•  are necessary or appropriate for any action taken by the General Partner relating to splits or combinations of Units under the provisions of the Partnership Agreement;

•  are necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership securities; or

•  are required to effect the intent expressed in this proxy statement or the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.

Any amendment that the General Partner determines adversely affects in any material respect one or more particular classes of limited partners will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of limited partners that the General Partner determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding Units in relation to other classes of Units will require the approval of at least a majority of the type or class of Units so affected. Any amendment that would reduce or increase the voting percentage required to take any action other than to remove the general partner or call a meeting of Unitholders is required to be approved by the affirmative vote of limited partners whose

The Corporation	The Partnership
aggregate outstanding Units constitute not less than the voting requirement sought to be reduced or increased. Any amendment that would increase the percentage of Units required to remove the general partner or call a meeting of Unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding Units constitute not less than the percentage sought to be increased. For amendments of the type not requiring Unitholder approval, the General Partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in the Partnership being treated as a taxable entity for federal income tax purposes in connection with any of the amendments. No other amendments to the Partnership Agreement will become effective without the approval of holders of at least 90% of the outstanding Units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of the Partnership’s limited partners.

Voting Rights; Meetings; Action by Written Consent

The Corporation	The Partnership

The Charter will provide that every holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

The Charter and the Bylaws will provide that special meetings may be called at any time by the Chief Executive Officer, the Chairman of the New Board or the New Board pursuant to a resolution adopted by a majority of the members of the New Board. Stockholders may not call special meetings.

The Charter will provide that any action required or permitted to be taken by the Stockholders may be taken only at a duly called annual or special meeting of Stockholders and may not be taken by any consent in writing by such Stockholders.

The following is a summary of the Unitholder vote required for approval of the matters specified below. Matters that require the approval of a “Unit Majority” require the approval of a majority of the Units, voting as a single class.

In voting their Units, affiliates of the General Partner have no fiduciary duty or obligation whatsoever to the Partnership or its limited partners, including any duty to act in good faith or in the best interests of the Partnership or its limited partners.

•  Issuance of Additional Units – No Approval Right

•  Election of the GP Board – All directors on the GP Board will be elected by a plurality of the votes cast at a meeting of the limited partners.

•  Amendment of the Partnership Agreement – Certain amendments may be made by the General Partner without the approval of the Unitholders. Other amendments generally require the approval of a Unit Majority.

The Corporation	The Partnership

•  Merger of the Partnership or the sale of all or substantially all of the Partnership’s assets – Unit Majority in certain circumstances. See “Comparisons of the Rights of Stockholders and Unitholders – Business Combinations”

•  Dissolution of the Partnership’s partnership – Unit Majority

•  Continuation of the Partnership’s business upon dissolution – Unit Majority.

•  Withdrawal of the General Partner – Under most circumstances, the approval of a majority of the Units, excluding Units held by the General Partner and its affiliates, is required for withdrawal of the General Partner prior to June 30, 2022 in a manner that would cause a dissolution of the Partnership.

•  Removal of the General Partner – Not less than 66 2/3% of the outstanding Units, voting as a single class, including Units held by the General Partner and its affiliates.

•  Transfer of the General Partner interest – No approval right

•  Transfer of ownership interests in the General Partner – No approval right

If any person or group other than the General Partner and its affiliates acquires beneficial ownership of 20% or more of any class of Units, that person or group loses voting rights on all of its Units. This loss of voting rights does not apply to any person or group that acquires the Units from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner or to any person or group who acquires the Units with the specific prior approval of the General Partner.

Indemnification and Limitation on Liability

The Corporation	The Partnership

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

•  for breach of duty of loyalty;

•  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

Under the Partnership Agreement, in most circumstances, the Partnership will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•  the General Partner;

•  any departing general partner;

The Corporation	The Partnership

•  under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions); and

•  for transactions from which the director derived improper personal benefit.

The Charter will eliminate the personal liability of directors for monetary damages for any breach of fiduciary duty, except to the extent such exemption is not permitted under the DGCL.

The Bylaws will provide that the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact such person is or was a director, officer or employee, of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity, against all liability and loss suffered and expenses reasonably incurred.

The Bylaws will further provide that the Corporation shall advance expenses incurred in defending any such proceeding to any such indemnitees, provided, however, that, to the extent required by law, such advancement of expenses shall be made only upon receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under the Bylaws or otherwise.

•  any person who is or was an affiliate of a general partner or any departing general partner;

•  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of the Partnership, its subsidiaries, the General Partner, any departing general partner or any of their affiliates;

•  any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Partnership or the Partnership’s subsidiaries;

•  any person who controls the General Partner or any departing general partner; and

•  any person designated by the General Partner.

Any indemnification under these provisions will only be out of the Partnership’s assets. Unless it otherwise agrees, the General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Partnership to enable it to effectuate, indemnification. The Partnership may purchase insurance against liabilities asserted against and expenses incurred by persons for the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify the person against liabilities under the Partnership Agreement.

Conflicts of Interest; Fiduciary Duties

The Corporation	The Partnership

Under the DGCL, a transaction or contract involving an interested officer or director is not void or voidable solely because of the officer’s or director’s interest if:

•  the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the board of directors (or committee thereof) and a majority of the disinterested directors vote to authorize the transaction in good faith, even though the disinterested directors might be less than a quorum;

•  the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the

Although the General Partner has the ability to cause the Partnership and the Partnership’s subsidiaries to engage in activities other than the business of excavating, processing and selling frac sand, the General Partner may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or its limited partners, including any duty to act in good faith or in the best interests of the Partnership or its limited partners. The General Partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out the Partnership’s purposes and to conduct the Partnership’s business.

Amendments to the Partnership Agreement may be proposed only by the General Partner. However,

The Corporation	The Partnership

stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of the stockholders; or

•  the contract or transaction is fair to the corporation at the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

the General Partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or its limited partners, including any duty to act in good faith or in the best interests of the Partnership or its limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, the General Partner is required to seek written approval of the holders of the number of Units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a Unit Majority.

A merger, consolidation or conversion of the Partnership requires the prior consent of the General Partner. However, the General Partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or its limited partners, including any duty to act in good faith or in the best interest of the Partnership or its limited partners.

To the extent that any provision of this Agreement purports or is interpreted (a) to have the effect of replacing, restricting or eliminating the duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner or any other Indemnitee to the Partnership, its limited partners, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement, or (b) to constitute a waiver or consent by the Partnership, its limited partners, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement to any such replacement or restriction, such provision shall be deemed to have been approved by the Partnership, all the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person who is bound by this Agreement.

Taxation

The Corporation	The Partnership

The Corporation will be a Delaware corporation and will be treated as an association taxable as a corporation for U.S. federal income tax purposes. Each Stockholder will receive a Form 1099 with respect to distributions received on its Common Stock.

The Partnership is classified as a partnership for U.S. federal income tax purposes and is not generally subject to entity-level U.S. federal income taxes.

Each Unitholder receives a Schedule K-1 from the Partnership reflecting such Unitholder’s share of

The Corporation	The Partnership
See “Material U.S. Federal Income Tax Consequences.”	the Partnership’s items of income, gain, loss, and deduction for each taxable year.

DESCRIPTION OF HI-CRUSH INC.’S CAPITAL STOCK

This section of the proxy statement summarizes the material terms of the Corporation’s capital stock that will be in effect if the Conversion is completed. For greater detail on the provisions that may be important to you, you are encouraged to read the Charter, a form of which is attached to the Plan of Conversion, and the Bylaws, a form of which is attached as Annex B to this proxy statement, each of which are hereby incorporated by reference, and the DGCL.

Authorized Capital Stock of the Corporation

The authorized capital stock of the Corporation will consist of 600,000,000 shares of capital stock consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

Except as provided by law or in a preferred stock designation, Stockholders will be entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholders, will have the right to vote for the election of directors and will not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, Stockholders will be entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the New Board out of funds legally available for dividend payments. All outstanding shares of Common Stock will be fully paid and non-assessable. The Stockholders will have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There will be no redemption or sinking fund provisions applicable to the shares of Common Stock. In the event of any liquidation, dissolution or winding-up of the Corporation’s affairs, Stockholders will be entitled to share ratably in the Corporation’s assets that are remaining after payment or provision for payment of all of the Corporation’s debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any. Following the consummation of the Conversion, there are expected to be approximately 101,062,399 shares of Common Stock outstanding.

Preferred Stock

The Charter will authorize the New Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the New Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Provisions of Hi-Crush Inc.’s Certificate of Incorporation and Bylaws

Among other things, the Charter and the Bylaws:

•

provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of Stockholders, which may preclude Stockholders from bringing certain matters before the Stockholders at an annual or special meeting;

•	provide that notice of stockholder proposals must be timely given in writing to the Corporation’s secretary prior to the meeting at which the action is to be taken;

•	provide that, generally, to be timely, notice must be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the first public disclosure of the date of such meeting by the Corporation);

•

provide the New Board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the New Board to issue, without Stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Corporation and which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Corporation;

•	provide that the authorized number of directors may be changed only by resolution of the New Board;

•

provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation, all vacancies, including newly created directorships, be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by Stockholders;

•

provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

•

provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to the Charter (including any preferred stock designation thereunder), prior to the Classified Board Expiration Date, directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors. Upon the Classified Board Expiration Date and thereafter, any director, or the entire New Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon;

•	provide that special meetings of Stockholders may only be called by the New Board;

•

provide that the provisions of the Charter can only be amended or repealed by (a) the Corporation in the manner then prescribed by the laws of the State of Delaware or (b) the Stockholders upon the affirmative vote of a least a majority of the outstanding stock entitled to vote thereon; and

•

provide that the Bylaws can be adopted, amended or repealed (a) the New Board or (b) the Stockholders upon the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class.

Delaware Anti-Takeover Law

Section 203 of the DGCL provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any “business combination,” including, among other things, certain mergers or consolidations with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person that is an interested stockholder to effect various business combinations for a three-year period. Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. The Corporation will not make such an election and therefore will be governed by the provisions of Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Common Stock will be American Stock Transfer & Trust Company, LLC.

Listing

The shares of Common Stock issued in connection with the Conversion will trade on the NYSE under the symbol “HCR.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of (i) the Conversion to Unitholders that are U.S. holders (as defined below) and (ii) the ownership and disposition of Common Stock by such U.S. holders who receive Common Stock pursuant to the Conversion. This discussion is limited to U.S. holders who hold their Units, and, if applicable, will hold their Common Stock received in connection with the Conversion, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion does not address the U.S. federal income tax consequences to Unitholders that are not U.S. holders. Non-U.S. holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Conversion and the ownership and disposition of any Common Stock received pursuant to the Conversion.

This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular facts and circumstances. In addition, this discussion does not address any tax consequences under any U.S. federal laws other than those pertaining to income taxes, nor does it address any tax consequences arising under the Medicare tax on certain investment income or arising under the laws of any state, local, or foreign jurisdiction. Furthermore, this discussion does not apply to U.S. holders that may be subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers or brokers in stocks, securities, or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	regulated investment companies or mutual funds;

•	holders of Units that acquired such Units as compensation or through a tax-qualified retirement plan;

•	holders of restricted Units or bonus Units granted under any benefit plan of the Partnership;

•	certain former citizens or long-term residents of the United States; and

•

holders of Units or, if applicable, Common Stock that hold such Units or Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Units or Common Stock, as applicable, that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (as defined in the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Units or Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Units should consult their tax advisors regarding the U.S. federal income tax consequences of the Conversion and the ownership and disposition of Common Stock received in connection with the Conversion to them.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION AND THE OWNERSHIP AND DISPOSITION OF COMMON STOCK RECEIVED IN CONNECTION WITH THE CONVERSION. EACH HOLDER OF UNITS IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE CONVERSION AND THE OWNERSHIP AND DISPOSITION OF COMMON STOCK RECEIVED IN CONNECTION WITH THE CONVERSION, TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Conversion to U.S. Holders of Units

In General

For U.S. federal income tax purposes, the Conversion should be treated as follows. The Partnership should be deemed to have transferred all of its assets and liabilities to the Corporation, which is treated as a corporation for U.S. federal income tax purposes, and to have received in exchange for such transfer all of the Common Stock of the Corporation, which the Corporation then distributes to the Unitholders in complete liquidation of the Partnership.

If the Partnership’s tax basis in the assets transferred to the Corporation exceeds the amount of the Partnership’s liabilities assumed by the Corporation in the deemed transfer, no gain or loss should be recognized by the Partnership in connection with the Conversion. If the liabilities assumed exceed the tax basis of the Partnership’s assets deemed transferred, the Partnership would recognize gain in the amount of such excess, which gain would be allocated to the Unitholders in accordance with their percentage interests in the Partnership. If no gain or loss is recognized in connection with the Conversion, the tax basis of the assets transferred to the Corporation will not increase or decrease in connection with the Conversion. If gain is recognized by the Partnership, the amount of such gain would increase the basis of the assets transferred to the Corporation.

The foregoing description of the tax characterization of the Conversion is based on the assumption that the Unitholders will own, in the aggregate, at least 80% of the Corporation’s Common Stock outstanding immediately after the Conversion, excluding from the numerator any Common Stock received in connection with the Conversion that is sold after the Conversion pursuant to a plan or arrangement established before the Conversion (the “Control Assumption”). The Control Assumption should be correct unless, contrary to the knowledge of the Partnership, a group of Unitholders holding more than 20% of the Partnership’s Units agree prior to the Conversion to sell the Common Stock they receive in connection with the Conversion. If the Control Assumption is not correct, the Conversion should be treated as if the Partnership (i) sold all of its assets to the Corporation for an amount equal to the value of the Common Stock received by the Partnership in the Conversion plus the amount of the Partnership’s liabilities assumed by the Corporation in the Conversion and (ii) distributed the Common Stock received in the Conversion to the Unitholders in complete liquidation of their interests in the Partnership. Accordingly, the Partnership would recognize gain (or loss) on the Conversion in an amount equal to the amount by which the value of the Common Stock received plus the amount of the Partnership’s liabilities assumed exceeds (or is less than) the tax basis of the assets transferred by the Partnership. Any such gain or loss would be allocated to the Unitholders in accordance with their percentage interests in the Partnership.

If the Control Assumption is not correct, the Corporation’s tax basis in the assets transferred by the Partnership would equal the value of the Common Stock deemed issued in connection with the Conversion plus the amount of the Partnership’s liabilities assumed, and the Corporation’s holding period in the assets would begin the day after the Conversion.

If the Control Assumption is correct and provided that the Partnership recognizes no gain or loss in connection with the Conversion, a Unitholder should not be allocated any gain or loss except to the extent that the Partnership’s liabilities allocated to such Unitholder for U.S. federal income tax purposes prior to the Conversion and assumed by the Corporation exceed such Unitholder’s tax basis in its Units. For U.S. federal income tax purposes, a Unitholder’s relief from such share of the Partnership’s liabilities is treated as if such Unitholder received a cash distribution from the Partnership in the amount of the liabilities deemed assumed by the Corporation. Based on the purchase prices of the Units and the prior allocations of income, gain, loss, and deduction by the Partnership to the Unitholders, it is not expected that the amount of the liabilities allocated to any Unitholder for U.S. federal income tax purposes will exceed any Unitholder’s tax basis in its Units at the time of the Conversion.

Tax Basis and Holding Period in the Common Stock Received in Connection with the Conversion

The aggregate basis of the Common Stock received by a Unitholder in exchange for Units upon the deemed liquidation of the Partnership should equal the aggregate basis in the Units held by such Unitholder immediately before the Conversion (reduced by the amount of liabilities deemed assumed by the Corporation in connection with the Conversion) and increased by the gain, if any, that the Partnership recognizes in connection with the Conversion.

Unitholders will have a split holding period in the Common Stock received. The Common Stock received by a Unitholder in exchange for Units upon the deemed liquidation of the Partnership should have a holding period that begins on the day following the Conversion to the extent that the value of Common Stock received is attributable to certain of the Partnership’s assets deemed contributed to the Corporation (generally, the Partnership’s assets that would generate ordinary income or loss when sold), and to the extent of the balance, will generally have a holding period that includes the period the assets were held by the Partnership prior to their deemed contribution to the Corporation.

Tax Consequences to U.S. Holders of Owning and Disposing of Common Stock Received in Connection with the Conversion

Distributions on the Common Stock

Distributions with respect to the Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from the Corporation’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Corporation’s current and accumulated earnings and profits, such distribution will first be treated as a non-taxable return of capital to the extent of (and reducing, but not below zero) the U.S. holder’s adjusted tax basis in its Common Stock and thereafter be treated as capital gain from the sale or exchange of such Common Stock.

Non-corporate U.S. holders that receive distributions on the Common Stock that are treated dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at the reduced long-term capital gains rate, provided certain holding period requirements are met.

If a distribution or portion of a distribution on the Common Stock fails to qualify as a dividend for U.S. federal income tax purposes, corporate U.S. holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution or portion thereof.

Gain or Loss on Disposition of the Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemption, or other taxable disposition of Common Stock in an amount equal to the difference, if any, between (i) the amount realized upon the disposition of such Common Stock and (ii) the U.S. holder’s adjusted tax basis in such Common Stock. A U.S. holder’s tax basis in its Common Stock generally will be equal to the amount paid for such stock reduced (but not below zero) by distributions received on such stock that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock sold or disposed of is more than one year at the time of such taxable disposition. Long-term capital gains of individuals are generally subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with distributions made on, or proceeds from the disposition of, Common Stock received in connection with the Conversion. A U.S. holder may be subject to U.S. backup withholding on distributions made on, or proceeds from the disposition of, Common Stock received in connection with the Conversion, unless such holder provides the applicable withholding agent with proof of its exemption from backup withholding or furnishes the applicable withholding agent with its taxpayer identification number, certified under penalties of perjury, and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

HI-CRUSH INC. LONG TERM INCENTIVE PLAN

At the special meeting, the Unitholders will be asked to approve the Hi-Crush Inc. Long Term Incentive Plan (the “LTIP”), which reserves 8,731,053 shares of Common Stock for delivery thereunder. If approved, the LTIP will be effective as of the date of the Conversion.

On January 29, 2019, subject to the approval of the Unitholders and the Conversion, the GP Board adopted the LTIP. The proposed LTIP is attached hereto as Annex C. If the Unitholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the shares available for delivery under the LTIP.

Upon the effectiveness of the LTIP, the Hi-Crush Partners, LP First Amended and Restated Long-Term Incentive Plan will be terminated and no further awards will be granted thereunder. As of December 31, 2018 there were 2,390,138 Units subject to outstanding awards under the HCLP LTIP, with 840,915 additional Units remaining available for issuance under the HCLP LTIP.

Background and Purpose of the Proposal

The LTIP is a broad-based plan under which we may grant awards to all employees, including officers and officers of the Corporation’s subsidiaries and affiliates, non-employee members of the New Board and other service providers. The GP Board believes that approval of the LTIP will give the Corporation the flexibility to make stock-based grants and other awards permitted under the LTIP over the next four years in amounts determined appropriate by the New Board; however, this timeline is simply an estimate used to determine the number of shares of Common Stock requested under the LTIP and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of the Common Stock, award levels and hiring activity over the next few years.

If the LTIP is approved, the potential dilution from issuances authorized under the LTIP will be approximately 8.6%. Please see “Summary of the LTIP” for additional information regarding the number of shares reserved for issuance under the LTIP. While the GP Board is aware of the potential dilutive effect of compensatory equity awards, the GP Board also recognizes the significant retention, motivational and performance benefits that may be achieved from making such awards.

The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The GP Board believes that it is in the best interest of the Unitholders for those individuals to have an ownership interest in the Corporation in recognition of their present and potential contributions and to align their interests with those of the future Stockholders. Further details about awards currently outstanding at the Partnership can be found in the sections titled “—Securities to be Offered” below and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

Summary of the LTIP

The following summary provides a general description of the material features of the LTIP but is not a complete description of all provisions of the LTIP and is qualified in its entirety by reference to the full text of the LTIP attached as Annex C, which is incorporated by reference in this proposal. The purpose of the LTIP is to attract, retain and motivate qualified persons as employees, directors and other service providers of the Corporation and its affiliates. The LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Corporation, thereby strengthening their concern for the Corporation and its affiliates.

The LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as incentive stock options (“Nonstatutory

Options,” and together with ISOs, “Options”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards (“Restricted Stock Awards”); (v) restricted stock units (“Restricted Stock Units” or “RSUs”); (vi) vested stock awards (“Stock Awards”); (vii) dividend equivalents; (viii) other stock- or cash-based awards; (ix) cash awards; and (x) substitute awards (referred to collectively with the other awards as the “Awards”).

Key features of the LTIP include:

•	No automatic Award grants are promised to any eligible individual;

•	No repricing, replacement or re-granting of Options, SARs or other stock awards without Stockholder approval if the effect would be to reduce the exercise price of the Award;

•	Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award will not be available for new Awards;

•	Awards are subject to potential reduction, cancelation or, forfeiture pursuant to any clawback policy adopted by the Corporation;

•

Awards are generally non-transferrable except to an Award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws of descent or distribution; and

•	Meaningful limits on total director compensation.

Eligibility to Participate

Employees, non-employee directors and other service providers of the Corporation and its affiliates are eligible to receive awards under the LTIP. Eligible individuals to whom an Award is granted under the LTIP are referred to as “Participants.” The Corporation and its affiliates currently have approximately four executive officers, 716 other employees, three non-employee directors and no other service providers who will be eligible to participate in the LTIP.

Securities to be Offered

Subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the LTIP is equal to 8,731,053 shares of Common Stock (the “Share Pool”), and all of such shares will be available for issuance upon the exercise of ISOs. Subject to the share counting provisions, the Share Pool will be reduced by the number of shares of Common Stock that will be subject to substitute awards issued in conversion of outstanding awards under the HCLP LTIP.

If an Award under the LTIP is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such Award will again be available for new Awards under the LTIP. Any shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards will not be available for new Awards under the LTIP.

Director Compensation Limits

Under the LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the New Board in excess of $500,000, pro-rated for partial calendar years of service. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first becomes a member of the New Board, (ii) serves on a special committee of the New Board, or (iii) serves as lead director.

Administration

The New Board (or a committee or two or more directors appointed by the New Board) will administer the LTIP (as applicable, the “Administrator”). Subject to the terms of the LTIP and applicable law, the Administrator has broad authority to select Participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the LTIP. Subject to applicable law, the Administrator is also authorized to interpret the LTIP, to establish, amend and rescind any rules and regulations relating to the LTIP, to delegate duties under the LTIP, to terminate, modify or amend the LTIP (except for certain amendments that require Stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the LTIP. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the LTIP in the manner and to the extent the Administrator deems necessary or desirable.

Source of Shares

Common Stock issued under the LTIP may come from (i) authorized but unissued shares of Common Stock, (ii) treasury stock held by the Corporation or (iii)  previously issued shares of Common Stock reacquired by the Corporation, including shares purchased on the open market.

Awards Under the LTIP

Options. An Option represents a right to purchase Common Stock at a fixed exercise price. The Corporation may grant Options to eligible persons including: (i) ISOs (only to employees of the Corporation or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the LTIP will be stated in the option agreement and may vary; however, except in limited circumstances, the exercise price for an Option must not be less than the fair market value per share of Common Stock as of the date of grant (or 110% of the fair market value for certain ISOs), nor may the Option be re-priced without the prior approval of the Stockholders. Options may be exercised as the Administrator determines, but not later than 10 years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in Common Stock, other Awards or other property) and the methods and forms in which Common Stock will be delivered to a Participant.

SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of Common Stock or any combination thereof as determined by the Administrator. The grant price of a share of Common Stock subject to the SAR will be determined by the Administrator, but, except in limited circumstances, in no event will that grant price be less than the fair market value of the Common Stock on the date of grant. The Administrator has the discretion to determine the other terms and conditions of a SAR award.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of an Award agreement, the holder of a Restricted Stock Award will generally have rights as a Stockholder, including the right to vote the Common Stock subject to the Restricted Stock Award and to receive dividends on the Common Stock subject to the Restricted Stock Award during the restriction period. Unless otherwise determined by the Administrator and specified in the Award agreement, Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed.

Restricted Stock Units. RSUs are rights to receive Common Stock, cash, or a combination of both equal in value to the number of shares of Common Stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.

Stock Awards. The Administrator is authorized to grant vested Common Stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of Common Stock, including performance criteria, if any, associated with a Stock Award.

Dividend Equivalents. Dividend equivalents entitle a Participant to receive cash, shares of Common Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement.

Other Stock-Based or Cash-Based Awards. Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Common Stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award.

Substitute Awards. The Corporation may grant Awards in substitution for any other Award granted under the LTIP or another plan of the Corporation or its predecessors or affiliates or any other right of a person to receive payment from the Corporation or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions, in which case, subject to applicable stock exchange requirements, shares of Common Stock subject to such Awards will not be added to or subtracted from the Share Pool. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of Common Stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.

Other Provisions

Recapitalization. In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to Common Stock, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the LTIP, in each case to equitably reflect such event.

Change in Control. Except to the extent otherwise provided in any applicable Award agreement, no Award will vest solely upon the occurrence of a change in control. In the event of a change in control or other relevant changes to the Corporation or the Common Stock, the Administrator may, in its discretion, (i) accelerate the time of exercisability of an Award, (ii) require Awards to be surrendered in exchange for a cash payment (including canceling an Option or SAR for no consideration if it has an exercise price or the grant price less than or equal to the value paid in the transaction), or (iii) make any other adjustments to Awards that the Administrator deems appropriate to reflect such change in control or other event.

Tax Withholding. The Corporation and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Common Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

Limitations on Transfer of Awards. Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the LTIP. All shares of Common Stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

Clawback. All Awards under the LTIP will be subject to any clawback policy adopted by the Corporation, as in effect from time to time.

Plan Amendment and Termination. The Administrator may amend or terminate any Award or Award agreement or amend the LTIP at any time and the New Board may amend or terminate the LTIP at any time; however, Stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator does not have the authority, without the approval of Stockholders to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the New Board to amend or terminate any Award, Award agreement or the LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the LTIP. If the Unitholders approve the LTIP Proposal, the LTIP will become effective upon the Conversion. Unless earlier terminated by action of the New Board, the LTIP will terminate on the tenth anniversary of the Conversion. Awards granted before the termination date of the LTIP will continue to be effective according to their terms and conditions.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of the Common Stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants under the LTIP

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Corporation’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Corporation” below, the Corporation will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Corporation will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Corporation will then, subject to the discussion below under “Tax Consequences to the Corporation,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue

Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2019, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of Common Stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Stock when it is received, reduced by any amount paid by the recipient; however, if the Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Corporation,” the Corporation will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Corporation

Reasonable Compensation. In order for the amounts described above to be deductible by the Corporation (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees. The ability of the Corporation (or its subsidiary) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Corporation’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

The future awards, if any, that will be made to eligible persons under the LTIP are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefit Table is not provided. If the Unitholders approve the LTIP Proposal, all outstanding awards under the HCLP LTIP will be converted into awards outstanding under the LTIP upon the Conversion reflecting an equivalent number of shares of Common Stock, as reflected below under “Previously Awarded Rights”. Additionally, all outstanding awards under the HCLP LTIP will be converted into awards with respect to shares of Common Stock in accordance with the recapitalization provisions of the HCLP LTIP, even if the LTIP Proposal is not approved by the Unitholders.

Previously Awarded Rights

The following table sets forth, for the named executive officers and certain other groups as of December 31, 2018, all Units underlying outstanding phantom unit awards under the HCLP LTIP. If the Unitholders approve the LTIP Proposal, all outstanding awards under the HCLP LTIP will be converted into awards outstanding under the LTIP upon the Conversion reflecting an equivalent number of shares of Common Stock. No affiliate of any of the directors or named executive officers set forth below holds or has held (a) options to purchase Units or (b) rights to receive Units in the form of phantom unit awards.

Name and Principal Position	Number of Units Underlying Outstanding Phantom Unit Awards (2)	Dollar Value of Units Underlying Outstanding Phantom Unit Awards (3)
Robert E. Rasmus, Chief Executive Officer	719,981	$2,577,532
Laura C. Fulton, Chief Financial Officer	325,346	$1,164,739
Mark C. Skolos, General Counsel, Chief Compliance Officer and Secretary	268,338	$960,650
William E. Barker, Principal Strategy Officer	186,326	$667,047
Scott J. Preston, Former Chief Operating Officer (4)	—	$—
All executive officers as a group	1,499,991	$5,369,968
Non-executive director group (1)	—	$—
Non-executive officer employee group	890,147	$3,186,726

TOTAL	2,390,138	$8,556,694

(1)	The non-executive director group includes all members of the GP Board who are not also executive officers.
(2)

Represents phantom units subject to equity-settled time-based unit awards (“TPUs”) and performance unit awards (“PPUs”) granted under the HCLP LTIP, assuming the target distribution at the time of vesting.

(3)	Value calculated based on $3.58, the closing price of the Units on December 31, 2018.
(4)	Mr. Preston was appointed Chief Operating Officer of the General Partner effective April 2, 2018. Effective December 12, 2018, Mr. Preston was no longer employed by the General Partner.

Securities Authorized for Issuance Under Equity Compensation Plans

Upon Stockholder Approval of the LTIP and subject to the closing of the transactions, the HCLP LTIP will be terminated and no further awards will be granted thereunder. As required by applicable SEC rules, the following table sets forth information as of December 31, 2018 with respect to compensation plans under which the Partnership’s equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders (1)	2,390,138	(2)	$—	840,915
Equity compensation plans not approved by security holders	—		$—	—

Total	2,390,138			840,915

(1)

The Partnership’s Long Term Incentive Plan was adopted by the General Partner in August 2012 in connection with the Partnership’s IPO and contemplated the issuance or delivery of up to 1,364,035 Units to satisfy awards under the plan. The previous Long-Term Incentive Plan was superseded by the HCLP LTIP, which was approved by our common unitholders, which, among other things, provided for an increase in the number of Units reserved and available for delivery with respect to awards under the HCLP LTIP by 2,700,000 Units to an aggregate of 4,064,035 Units, effective as of September 21, 2016.

(2)

Represents phantom units subject to TPUs and PPUs granted under the HCLP LTIP, assuming the target distribution at the time of vesting. Payment with respect to the outstanding PPUs range from 0% to 200% of the target distribution depending on performance actually attained, with a maximum number of 1,495,840 Units being potentially issuable under the HCLP LTIP. There is no exercise price applicable to these awards.

(3)

Includes Units that may be issued in payment of the outstanding PPUs awards reported in column (a) if and to the extent such payment exceeds the target distribution amount reported in column (a)  with respect to such awards.

Consequences of Failing to Approve the Proposal

The LTIP will not be implemented unless approved by the Unitholders. If the LTIP is not approved by the Unitholders, the HCLP LTIP will remain in effect in its current form, but will be deemed to reflect shares of Common Stock in accordance with the recapitalization provisions set forth therein, and Hi-Crush Inc. will continue to grant awards under the HCLP LTIP until the share reserve under the HCLP LTIP is exhausted. The share reserve could last for a longer period of time, depending on our future equity grant practices, which Hi-Crush Inc. cannot predict with certainty. However, no awards can be made under the HCLP LTIP after September 21, 2026. If the remaining share reserve is exhausted, Hi-Crush Inc. may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that Hi-Crush Inc. and its affiliates can attract and retain qualified personnel.

Vote Required

The affirmative vote of a majority of the votes cast by Unitholders represented in person or by proxy at the special meeting is required to approve the LTIP Proposal. Abstentions will have the same effect as a vote “against” the LTIP Proposal. Broker non-votes (if any) will have no effect on the outcome of the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the LTIP Proposal.

The GP Board recommends that the Unitholders vote FOR the LTIP Proposal.

UNITHOLDER PROPOSALS

Ownership of Units does not entitle the Unitholders to make proposals at the special meeting.

HOUSEHOLDING OF PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more unitholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those unitholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to Unitholders residing at the same address, unless the Unitholders have notified the Partnership of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to in this proxy statement as “householding,” potentially provides extra convenience for unitholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of this proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please follow these instructions:

•	If the Units are registered in the name of the Unitholder, please contact the Partnership at 1330 Post Oak Blvd., Suite 600, Houston, Texas 77056 to inform the Partnership of his or her request; or

•	If a bank, broker or other nominee holds the Units, the Unitholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership files annual, quarterly and current reports and other information with the SEC under the Exchange Act. The Partnership also makes available free of charge on its website, www.hicrush.com, its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on the Partnership’s website is not part of this proxy statement.

Unitholders can obtain any documents attached as exhibits to this proxy statement from the SEC through its website listed above or from the Partnership without charge by requesting them in writing or by telephone at the following address:

Hi-Crush Partners LP

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

Attention: General Counsel, Chief Compliance Officer and Secretary

Phone: (713) 980-6200

Email: legal@hicrush.com

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” information into this proxy statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained expressly in this proxy statement, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this proxy statement is current as of any date other than the date on the front page of this proxy statement or (ii) any information we have incorporated by reference in this proxy statement is current as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any documents filed by the Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit), including all such documents the Partnership may file with the SEC between the date on which this proxy statement was initially filed with the SEC and the date on which the special meeting is held:

•	the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	the Partnership’s Current Reports on Form 8-K or 8-K/A filed on February 5, 2019 and February 12, 2019;

•

the description of the Units contained in the Partnership’s Registration Statement on Form 8-A (File No. 001-35630) filed with the SEC on August 13, 2012 and any subsequent amendments or reports filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning the Partnership at the following address or telephone number:

Hi-Crush Partners LP

Attention: Investor Relations

1330 Post Oak Blvd., Suite 600

Houston TX 77056

(713) 980-6200

Email: ir@hicrush.com

Annex A

PLAN OF CONVERSION

This PLAN OF CONVERSION (this “Plan of Conversion”) sets forth certain terms of the conversion of Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), to a Delaware corporation to be named “Hi-Crush Inc.” (the “Corporation”), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”) and the General Corporation Law of the State of Delaware (the “DGCL”).

W I T N E S S E T H

WHEREAS, the Partnership was formed as a limited partnership in accordance with the Partnership Act and is currently governed by the Third Amended and Restated Agreement of Limited Partnership Agreement of the Partnership, dated as of October 21, 2018 (the “Partnership Agreement”);

WHEREAS, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Partnership Act and the DGCL, the Partnership will be converted to a Delaware corporation pursuant to and in accordance with Section 17-219 of the Partnership Act and Section 265 of the DGCL (the “Conversion”);

WHEREAS, in connection with the Conversion, all of the outstanding common units representing limited partner interests in the Partnership (each, a “Common Unit,” and, collectively, the “Common Units”) will be converted into the right to receive shares of common stock or preferred stock of the Corporation and (ii) all of the outstanding general partner interests in the Partnership (the “GP Interests”) will be cancelled, retired and cease to exist, as provided in this Plan of Conversion; and

WHEREAS, capitalized terms used and not otherwise defined in this Plan of Conversion shall have the meanings given to them in the Partnership Agreement.

NOW, THEREFORE, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Partnership Act and the DGCL, upon the filing and effectiveness of the Certificate of Conversion and the Certificate of Incorporation (each as defined below), the Partnership shall be converted to the Corporation.

ARTICLE I

THE CONVERSION

SECTION 1.01    The Conversion. At the Effective Time (as defined below), the Partnership shall be converted to the Corporation and, for all purposes of the laws of the State of Delaware and otherwise, the Conversion shall be deemed a continuation of the existence of the Partnership in the form of a Delaware corporation. The Conversion shall not require the Partnership to wind up its affairs under Section 17-803 of the Partnership Act or to pay its liabilities and distribute its assets under Section 17-804 of the Partnership Act, and the Conversion shall not constitute a dissolution of the Partnership. At the Effective Time, for all purposes of the laws of the State of Delaware and otherwise, all of the rights, privileges and powers of the Partnership, and all property, real, personal and mixed, and all debts due to the Partnership, as well as all other things and causes of action belonging to the Partnership, shall remain vested in the Corporation and shall be the property of the Corporation, and the title to any real property vested by deed or otherwise in the Partnership shall not revert or be in any way impaired by reason of any provision of the Partnership Act, the DGCL or otherwise; but all rights of creditors and all liens upon any property of the Partnership shall be preserved unimpaired, and all debts, liabilities and duties of the Partnership shall remain attached to the Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a corporation. The rights, privileges, powers and interests in property of the Partnership, as well as the debts, liabilities and duties of the Partnership, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Corporation for any purpose of the laws of the State of Delaware or otherwise.

SECTION 1.02    Effective Time. On                 , 2019, Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), shall file the Certificate of Conversion in the form attached hereto as Exhibit A (the “Certificate of Conversion”) and the Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit B (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware pursuant to Section 265 of the DGCL. The Conversion shall become effective at 12:01 a.m. (Eastern Time) on                 , 2019 (such time of effectiveness, the “Effective Time”).

SECTION 1.03    Certificate of Incorporation and Bylaws of the Corporation. At and after the Effective Time, the Certificate of Incorporation of the Corporation shall be in the form attached hereto as Exhibit B, until amended in accordance with its terms and the DGCL. Effective immediately after the Effective Time, the board of directors of the Corporation (the “Board”) shall ratify and approve the bylaws of the Corporation.

SECTION 1.04    Directors and Officers.

(a)    At the Effective Time, the initial directors of the Corporation shall be Robert E. Rasmus, John F. Affleck-Graves, John Kevin Poorman and Joseph C. Winkler III, each of whom shall be named to the initial Board. Mr. Rasmus shall be the Chairman of the Board.

(b)    At the Effective Time, unless the Board provides otherwise, each of the following individuals shall be appointed to the office(s) set forth opposite his or her name:

Name	Office
Robert E. Rasmus	Chief Executive Officer
Laura C. Fulton	Chief Financial Officer
Mark C. Skolos	General Counsel, Chief Compliance Officer and Secretary

Each officer so elected shall hold such office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, retirement, disqualification or removal.

ARTICLE II

CONVERSION OF PARTNERSHIP INTERESTS; REGISTRATION OF SHARES; GLOBAL STOCK CERTIFICATES

SECTION 2.01    Conversion of Partnership Interests. At the Effective Time, (i) each Common Unit outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Corporation (“Common Stock”), (ii) all of the General Partner Interests outstanding immediately prior to the Effective Time shall automatically be cancelled and extinguished and shall cease to exist without any conversion thereof, in each case without any action required on the part of the Partnership, the Corporation, the former holders the Common Units or the General Partner, as applicable.

SECTION 2.02    Registration in Book-Entry. Shares of Common Stock shall not be represented by certificates but shall instead be uncertificated shares, unless the Board shall provide by resolution or resolutions otherwise. Promptly after the Effective Time, the Corporation shall register, or cause to be registered, in book-entry form, the shares of Common Stock into which the outstanding Common Units shall have been converted as a result of the Conversion.

SECTION 2.03    No Further Rights in Common Units or GP Interests. The shares of Common Stock into which the outstanding Common Units shall have been converted as a result of the Conversion in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Partnership Interests. The General Partner Interests shall be cancelled and extinguished and shall cease to exist as a result of the Conversion, and the General Partner shall cease to have any rights with respect thereto.

EXHIBIT A

Certificate of Conversion

(See attached)

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Partnership first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the Limited Partnership first formed is May 8, 2012.

4.) The name of the Limited Partnership immediately prior to filing this Certificate is Hi-Crush Partners LP.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Hi-Crush Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Partnership have executed this Certificate on the              day of                     , A.D. 2019.

By:

Name:
Print or Type

Title:
Print or Type

EXHIBIT B

Certificate of Incorporation

(See attached)

CERTIFICATE OF INCORPORATION

OF

HI-CRUSH INC.

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is Hi-Crush Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1    Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 600,000,000, of which 500,000,000 shall be designated as Common Stock, par value $.01 per share (the “Common Stock”), and 100,000,000 shall be designated as Preferred Stock, par value $.01 per share (the “Preferred Stock”). Except as otherwise provided by law and this Certificate of Incorporation, the shares of capital stock of the Corporation, regardless of class or series, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

Section 4.2    Common Stock.

(a)    Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation). The holders of shares of Common Stock shall not have cumulative voting rights.

(b)    Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors.

(c)    Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3    Preferred Stock.

(a)    The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution or resolutions and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

(b)    There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided in this Certificate of Incorporation (including any Preferred Stock Designation), vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions.

Section 4.4    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Number. Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of one or more directors, the exact number to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2    Classification.

(a)    Beginning on the effective date of this Certificate of Incorporation, until the election of directors at the 2023 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation)) (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The initial term of Class I directors (prior to the election of directors at the 2023 annual meeting of stockholders, the “Class I Directors”) shall expire at the 2020 annual meeting of stockholders; the initial term of Class II directors (prior to the election of directors at the 2023 annual meeting of stockholders, the “Class II Directors”) shall expire at the 2021 annual meeting of stockholders; and the initial term of Class III directors (prior to the election of directors at the 2023 annual meeting of stockholders, the “Class III Directors”) shall expire at the 2022 annual meeting of stockholders. Directors of each such class shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or until their earlier death, resignation, retirement, disqualification or removal. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the effective date of this Certificate of Incorporation. Prior to the election of directors at the 2023 annual meeting of stockholders, the Board of Directors is authorized to assign members of the Board of Directors who fill newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause to Class I, Class II, or Class III, as the Board of Directors deems appropriate and necessary.

(b)    Commencing with the election of directors at the 2023 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors (other any Preferred Stock Directors) shall be divided into two classes, with the initial term of office of the first class to expire at the 2024 annual meeting of stockholders (following the election of directors at the 2023 annual meeting of stockholders, but prior to the election of directors at the 2024 annual meeting of stockholders, the “Class I Directors”) and the initial term of office of the second class to expire at the 2025 annual meeting of stockholders (following the election of directors at the 2023 annual meeting of stockholders, but prior to the election of directors at the 2024 annual meeting of stockholders, the “Class II Directors”). The directors elected at the 2023 annual meeting of stockholders shall be elected for a term of office to expire at the 2025 annual meeting of stockholders, with each director to hold office for a two-year term and until the election and qualification of his or her respective successor in office or until his or her earlier death, resignation, retirement, disqualification or removal. The successor of the directors who, immediately prior to the 2023 annual meeting of stockholders, were Class I Directors (and whose terms expired at the 2023 annual meeting) shall be elected to Class I; the directors who, immediately prior to the 2023 annual meeting of stockholders, were Class II Directors (and whose terms expire at the 2024 annual meeting) shall become Class I Directors following the 2023 annual meeting of stockholders; and the directors who, immediately prior to the 2023 annual meeting of stockholders were Class III Directors (and whose terms expire at the 2025 annual meeting) shall become Class II Directors following the 2023 annual meeting of stockholders. Following the election of directors at the 2023 annual meeting of stockholders and prior to the election of directors at the 2024 annual meeting of stockholders, the Board of Directors is authorized to assign members of the Board of Directors who fill newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause to Class I or Class II, as the Board of Directors deems appropriate and necessary.

(c)    Commencing with the election of directors at the 2024 annual meeting of stockholders (the “Classified Board Expiration Date”), pursuant to Section 141(d) of the DGCL, there shall be a single class of directors. The directors elected at the 2024 annual meeting of stockholders shall be elected for a one-year term of office to expire at the 2025 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.

(d)    Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law or resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(e)    Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock

Designation), prior to the Classified Board Expiration Date any director, or the entire Board of Directors, may be removed from office at any time, but only for “cause” and only by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon. Upon the Classified Board Expiration Date and thereafter, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(f)    During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal.

Section 5.3    Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 5.4    Election; Annual Meeting of Stockholders.

(a)    Ballot Not Required. The directors of the Corporation need not be stockholders of the Corporation (unless otherwise so required by this Certificate of Incorporation, including any Preferred Stock Designation) and need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b)    Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c)    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

ARTICLE VIII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX

AMENDMENT

Section 9.1    Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 9.2    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Except as otherwise provided in this Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote) or the Bylaws of the Corporation, and in addition to any requirements of law, the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws of the Corporation. For the avoidance of doubt, abstentions shall not count as “votes cast,” except as otherwise required by law or this Certificate of Incorporation (including any Preferred Stock Designation).

ARTICLE X

LIABILITY OF DIRECTORS

Section 10.1    No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2    Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder of the Corporation (including a beneficial owner of stock) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Mark C. Skolos

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

ARTICLE XIII

ELECTION OF INITIAL DIRECTOR

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the sole initial director of the Corporation until the first annual meeting of stockholders of the Corporation, or until his successor shall have been duly elected and qualified, is:

Mark C. Skolos

1300 Post Oak Blvd., Suite 600

Houston, Texas 77056

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated:                     , 2019

By:
Name:	Mark C. Skolos
Title:	Incorporator

SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION

Annex B

BYLAWS

OF

HI-CRUSH INC.

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1    Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2    Special Meeting.

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

Section 2.3    Notice of Stockholders’ Meetings.

(a)    Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Except as otherwise required by law, notice may be given personally or by mail, or by electronic transmission to the extent permitted by Section 232 of the General

Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the DGCL.

(b)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4    Organization.

(a)    Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5    List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6    Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7    Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8    Voting.

(a)    Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b)    Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or represented by proxy and entitled to vote on the subject matter and voting together as a single class, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the votes cast affirmatively or negatively by such class or series or classes or series, present in person or represented by proxy and entitled to vote on the subject matter. For the avoidance of doubt, abstentions shall not count as “votes cast,” except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities. Voting at meetings of stockholders need not be by written ballot.

Section 2.9    Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or executed new proxy bearing a later date.

Section 2.10    Notice of Stockholder Business and Nominations.

(a)    Annual Meeting.

(i)    Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A)    as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (2) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), such person shall also provide the Corporation such other information that the Corporation may reasonably request and that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(B)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1)    the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2)    the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and

(3)    a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business;

(D)    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(1)    the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;

(2)    a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3)    a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(4)    a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination, or holders of at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed in the case of other business .

(iii)    Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv)    This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(b)    Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); or (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    General.

(i)    Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise required by law, the Board of Directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 2.10). If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii)    For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii)    Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

Section 2.11    No Action by Written Consent.

Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

Section 2.12    Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c)    count and tabulate all votes and ballots; and

(d)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13    Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1    Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these

Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 3.2    Number and Election.

(a)    Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”). The first Board of Directors shall consist of the person or persons elected by the incorporator or designated in the Certificate of Incorporation.

(b)    Prior to the Classified Board Expiration Date (as defined in the Certificate of Incorporation), at any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Upon the Classified Board Expiration Date and thereafter, at any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election, and in all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 3.2, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which: (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.10; or (b) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been: (i) withdrawn in writing to the Secretary of the Corporation; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.10, or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

Section 3.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law or resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7    Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8    Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9    Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10    Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders and directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11    Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13    Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1    Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2    Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors: (a) a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee; and (b) the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1    Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.2    Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3    Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4    Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. The Chief Executive Officer shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders.

Section 5.5    Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Chief Financial Officer. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer may from time to time determine.

Section 5.6    Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer may from time to time determine.

Section 5.7    Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Chief Operating Officer, President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.8    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.9    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.10    Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.11    Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1    Right to Indemnification.

(a)    Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.3 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

Section 6.2    Right to Advancement of Expenses.

(a)    In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)    Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3    Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 is not paid in full by the Corporation within 60 days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Corporation within 20 days, after a written request has been received by the Secretary of the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.4    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.7    Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8    Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.9    Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII

CAPITAL STOCK

Section 7.1    Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President, Treasurer, Assistant Treasurer, Controller or Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4    Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6    Record Date for Determining Stockholders.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7    Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by any Treasurer, Assistant Secretary or Assistant Treasurer.

Section 8.3    Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4    Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation) and applicable law.

ARTICLE IX

AMENDMENTS

Section 9.1    Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote) or these Bylaws, and in addition to any requirements of law, the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws. For the avoidance of doubt, abstentions shall not count as “votes cast,” except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities.

The foregoing Bylaws were adopted by the Board of Directors on                    , 2019.

Annex C

HI-CRUSH INC.

LONG TERM INCENTIVE PLAN

1.    Purpose. The purpose of the Hi-Crush Inc. Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Hi-Crush Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d)    “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;

(ii)    The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such Business Combination (or any entity controlled by either the Company or the entity resulting from such Business Combination), beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(h)    “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)    “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)     “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)    “Effective Date” means [●], 2019.1

(m)    “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)    “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other

[1]	Note to Draft: To be the effective date of the c-corp. conversion.

purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)     “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)    “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(r)    “Nonstatutory Option” means an Option that is not an ISO.

(s)    “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(t)    “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(u)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(v)    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(w)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(x)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(y)    “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(z)    “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(aa)    “SEC” means the Securities and Exchange Commission.

(bb)     “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(cc)    “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(dd)    “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(ee)    “Substitute Award” means an Award granted under Section 6(j).

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)    designate Eligible Persons as Participants;

(ii)    determine the type or types of Awards to be granted to an Eligible Person;

(iii)    determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)    determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)    modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)    determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)    impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)    interpret and administer the Plan and any Award Agreement;

(ix)    correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)    Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.    Stock Subject to Plan.

(a)    Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 8,731,053 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), will again be available for Awards. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards.

(d)    Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

(e)    Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.    Eligibility; Award Limitations for Non-Employee Members of the Board.

(a)    Awards may be granted under the Plan only to Eligible Persons.

(b)    In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $500,000, pro-rated for partial calendar years of Board service; provided, however, that for any calendar year in which a member of the Board (i) first becomes a member of the Board, (ii) serves on a special committee of the Board or (iii) serves as lead director, additional compensation, whether denominated in cash or Awards, may be paid. For purposes of this Section 5(b), the value of Awards shall be determined, if applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(ii)    Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)    SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)    Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR. Notwithstanding the foregoing, the grant price of an SAR may be less than 100% of the Fair Market Value per share of Stock subject to an SAR as of the date of grant of the SAR if the SAR (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(iii)    Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)    Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)    Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)    Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)    Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(j)    Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.    Certain Provisions Applicable to Awards.

(a)    Limit on Transfer of Awards.

(i)    Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)    Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)    To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)    Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)    Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment

Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of DERs or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)    Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)    Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)    accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)    redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration; or

(iii)    make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.    General Provisions.

(a)    Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Harris County, Texas.

(d)    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)    Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)    Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is [●], 2029. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.    Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope Please detach at perforation before mailing. HI-CRUSH PARTNERS LP 1330 Post Oak Blvd., Suite 600 Houston, Texas 77056 PROXY FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON APRIL 11, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HI-CRUSH PARTNERS LP. The undersigned holder of Common Units of Hi-Crush Partners LP, revoking all proxies heretofore given, hereby appoints Robert E. Rasmus and Mark C. Skolos, with the full power of substitution, to represent and to vote, as designated on the reverse side, all the Common Units of the undersigned held of record on February 19, 2019, at the Special Meeting of Unitholders located at 1330 Post Oak Boulevard, Houston, Texas 77056, on April 11, 2019 at 9:00 a.m., local time, and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and the accompanying Proxy Statement. This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. The votes entitled to be cast by the Proxy holder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Special Meeting or any postponement(s) or adjournment(s) thereof. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. HCP 30491 020519

EVERY VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the HI-CRUSH PARTNERS LP Special Meeting of Unitholders to Be Held on April 11, 2019 The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/hic-30491 IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A A Proposals THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3: FOR AGAINST ABSTAIN 1. To consider and vote upon a proposal to approve a Plan of Conversion (the “Plan of Conversion”), a copy of which is attached as Annex A to the accompanying proxy statement, that provides for and sets forth matters related to the conversion of Hi-Crush Partners LP from a Delaware limited partnership to a Delaware corporation named “Hi Crush Inc.” (the “Corporation”), and the other transactions contemplated thereby (collectively, the “Conversion”), including the filing of a Certificate of Conversion and the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Plan of Conversion Proposal”). 2. To consider and vote upon a proposal to approve the Hi-Crush Inc. Long Term Incentive Plan, a copy of which is attached as Annex C to the accompanying proxy statement, to be in effect following the consummation of the Conversion (the “LTIP Proposal”). 3. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if presented, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion Proposal or the LTIP Proposal B Authorized Signatures This section must be completed for your vote to be counted. Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When Common Units are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) Please print date below Signature 1 Please keep signature within the box Signature 2 Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx HCP 30491 M xxxxxxxx